EXECUTION COPY

CONFIDENTIAL TREATMENT
PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS ARE
INDICATED WITH THE NOTATION “[***]”

SHARE PURCHASE AGREEMENT between EURONET WORLDWIDE, INC. and THE VENDORS (as herein defined)

re: EIM (FX) Limited and TBK (FM) Limited

One London Wall London EC2Y 5AB DX 123 LONDON/CHANCERY LN
Tel +44 (0)330 222 0050 Fax +44 (0)330 222 0054
www.mms.co.uk
Ref:

TABLE OF CONTENTS
Clause    Page No.

1.	DEFINITIONS AND INTERPRETATION 3

2.	SALE AND PURCHASE OF THE SHARES 12

3.	CONDITIONS PRECEDENT 13

4.	CONDUCT OF BUSINESS BETWEEN THE DATE OF THIS AGREEMENT AND THE COMPLETION DATE 14

5.	WAIVER OF PRE-EMPTION RIGHTS 20

6.	CONSIDERATION 20

7.	COMPLETION 21

8.	PURCHASE OF FOREIGN SUBSIDIARIES 22

9.	PERMITTED TRANSFERS 23

10.	WARRANTIES 23

11.	WARRANTY AND TAX UNDERTAKING LIMITATIONS 25

12.	PURCHASER’S WARRANTIES 25

13.	SPECIFIC INDEMNITIES 26

14.	NON-COMPETITION 27

15.	CONFIDENTIALITY RESTRICTIONS 29

16.	ASSISTANCE WITH AUDIT OPINION 29

17.	ANNOUNCEMENTS 30

18.	SURVIVAL 30

19.	ENTIRE AGREEMENT 30

20.	WAIVER 31

21.	VARIATION 31

22.	NOTICES AND SERVICE OF PROCESS 31

23.	VENDORS’ REPRESENTATIVES 33

24.	BASIS OF SEVERAL LIABILITY 33

25.	ASSIGNMENT AND THIRD PARTY RIGHTS 34

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26.	COUNTERPARTS 35

27.	EXPENSES 35

28.	GOVERNING LAW AND JURISDICTION 35
THE SCHEDULE – PART 1 - Details of the Vendors, their Shareholdings and of the     Consideration 36
THE SCHEDULE – PART 2 - Details of the Companies 37
THE SCHEDULE – PART 3 - Details of the Subsidiaries 38
THE SCHEDULE – PART 4 - Completion Obligations 39
THE SCHEDULE – PART 5 - The Warranties 43
THE SCHEDULE - PART 6 - Listed IP 65
THE SCHEDULE – PART 7 - Properties 66
THE SCHEDULE – PART 8 - Purchaser’s Warranties 67
THE SCHEDULE – PART 9 - Tax Undertaking 68
THE SCHEDULE – PART 10 - Tax Warranties 83
THE SCHEDULE – PART 11 - Properties Warranties 85
THE SCHEDULE - PART 12 –Limitations 87
THE SCHEDULE - PART 13 - The Warrantors 93
THE SCHEDULE - PART 14 - Escrow Arrangements 94
THE SCHEDULE - PART 15 - Net Assets Statement 98
THE SCHEDULE - PART 16 - Pro Forma Net Assets Statement 101
THE SCHEDULE - PART 17 - Provisions Regarding the Issue of the Escrow Shares 102

Agreed Form Documents:

1.	Letters of resignation of the directors and secretary of the Company and of each Subsidiary

2.	Settlement Agreements

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THIS SHARE PURCHASE AGREEMENT is made on the ● day of March 2014 between

(1)	THE PERSONS whose names and addresses are set out in Part 2 of the Schedule (hereinafter together called the “Vendors” and individually a “Vendor”)
and

(2)	EURONET WORLDWIDE, INC., incorporated in Delaware and having its registered office at 3500 College Boulevard, Leawood, Kansas 66211 (hereinafter called the “Purchaser”)
WHEREAS

(A)
EIM (FX) Limited (“EIM”) and TBK (FM) Limited (“TBK”) are both private companies limited by shares details of which are set out in Part 2 of the Schedule (“Company” means either EIM or TBK where appropriate, and EIM and TBK are together referred to as the “Companies”).

(B)	The Vendors are the beneficial owners of that number of the Shares shown against their respective names in Column 3 of Part 1 of the Schedule.

(C)
The Vendors have agreed to sell or procure to be sold and the Purchaser has agreed to purchase the entire issued share capital of the Companies on the terms and subject to the conditions hereinafter contained.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement unless the context shall otherwise require the following words and expressions shall have the meanings hereinafter ascribed to them:

“Accounts”
means the audited consolidated balance sheets of EIM and its subsidiaries and TBK and its subsidiaries as at the Accounts Date and the audited consolidated profit and loss accounts of EIM and its subsidiaries and TBK and its subsidiaries for the period ended on the Accounts Date and the auditor's and the directors' reports and notes thereon;

“Accounts Date”	means 30th June 2013;

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“Accounting Requirements”
means generally accepted accounting principles in compliance with all applicable laws in the United Kingdom including, without limitation, the legal principles set out in the Companies Act 2006, Statements of Standard Accounting Practice, Financial Reporting Standards and pronouncements of the Urgent Issues Task Force;

“Approved Persons”	has the meaning set out in the Glossary;
“Business Day”	means a day on which the UK clearing banks are open for normal business in London and which is not a Saturday or Sunday;
“Business IP”
means any and all Intellectual Property owned by or in the possession of any Group Company and/or used by any Group Company for the carrying on of its business, including without limitation:
(a) the Listed IP; and
(b)    any and all Intellectual Property in or relating to a Group Company’s products, processes and services;

“Completion”	means completion of all of those matters specified in Clause 7 and in Part 4 of the Schedule;
“Completion Date”
means, unless otherwise agreed between the Vendors’ Representatives and the Purchaser, the date falling 5 Business Days following the date on which all the conditions precedent set forth in Clause 3 become satisfied;

“Computer Hardware”
means any and all computer equipment (other than Computer Software), owned by or leased to a Group Company and/or used by a Group Company, including, but not limited to, hardware, peripherals, storage media, cabling and communication links;

“Computer Software”
means any and all software and computer programs, collections of data, databases and database software of any nature owned by, licensed or leased to a Group Company and/or used by a Group Company whether embedded or otherwise and including, but not limited to, databases relating to customers, suppliers and employees;

“Confidential Information”	has the meaning given to it in Clause 15.1.1;
“Connected”	means, in relation to a person, the meaning given in section 1122 of the Corporation Tax Act 2010;
“Consideration”	has the meaning given to it in Clause 6;
“Control”	shall have the same meaning as given to it in Part XII of FSMA;
“Controller”	has the meaning given in section 422 of FSMA;
“Covenantors”	means Laurence Butcher, Shaun Taylor, Matthew Knowles and Brett Finnigan;
“Covenants”	means the covenants and undertakings in Clause 14;

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“Data Room”	has the meaning given to it in the Disclosure Letter;
“Disclosed Pension Schemes”	means the UK group pension plan and UK individual defined contribution pension plans, details of which are included in the Disclosure Letter;
“Disclosure Letter”
means the letter dated the same date as this Agreement from the Warrantors addressed to and countersigned by the Purchaser together with the documents and other materials annexed to or deemed included in such letter and forming part of such letter in accordance with its terms, containing disclosures for the purposes of Clause 10.2;

“Employees”	means the employees of the Group details of whom are annexed to the Disclosure Letter and “Employee” means any of them;
“Escrow Agent”	means an entity appointed by the Purchaser and the Vendors’ Representatives (by agreement) to act as escrow agent for the purposes of Part 14 of the Schedule;
“Escrow Amount”	means £43,500,000 (forty three million five hundred thousand pounds sterling), comprising the Escrow Shares and the Escrow Cash;
“Escrow Cash”	means, subject to Clause 6.2, £9,500,000 (nine million five hundred thousand pounds sterling), held in escrow in accordance with Part 14 of the Schedule and the Escrow Deed;
“Escrow Deed”	means the deed between the Purchaser, the Vendors’ Representatives and the Escrow Agent;
“Escrow Shares”
means the common stock of the Purchaser issued to the Warrantors in accordance with Clause 6 and delivered to the Escrow Agent to hold as trustee on behalf of the Purchaser and the Warrantors (in accordance with Part 14 of the Schedule) in accordance with the Escrow Deed;

“Exchange Rate”
means with respect to a particular currency for a particular date, the average closing price for that currency into sterling for the five trading days prior to such date as published in the Wall Street Journal for each relevant trading day;

“FCA”	means the Financial Conduct Authority and any successor entity or entities;
“FCA Handbook”	means the FCA’s Handbook of Rules and Guidance as amended from time to time;
“Foreign Subsidiaries”	means the Subsidiaries incorporated outside of the United Kingdom;
“FSMA”	means the Financial Services and Markets Act 2000 and any subordinate legislation under it (as amended from time to time);
“General Claims”	has the meaning given to it in Paragraph 4 of Part 12 of the Schedule;
“Glossary”	means the glossary of definitions which is part of the FCA Handbook as amended and supplemented from time to time;

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“Group”	means the Companies and the Subsidiaries and “Group Company” and “Group Companies” means, respectively, any one or more of the Companies or the Subsidiaries;
“Intellectual Property”
means inventions (whether patentable or not), patents, utility models, trade marks, (including but not limited to logos and strap lines), service marks, domain names, designs (both registered and unregistered and including, but not limited to, rights in semi conductor topographies and mask works), trade or business names, copyrights, rights in the nature of copyright, database and unfair extraction rights, trade secrets and Know-How for the full term thereof throughout the world, whether or not registered or recorded in any manner, and rights of the same or a similar effect or nature as the foregoing (whether past, present or future), together with:
(a)    applications for any of the foregoing (and the right to make applications);
(b)    goodwill relating to the same;
(c)    corresponding re-issues, extensions, divisions and continuations of any of the above; and
(d)    supplementary protection certificates in respect of patents;

“IP Agreements”
means written agreements relating (wholly or partly) to Business IP, including without limitation:
(a)    any written agreement for the sharing or exchanging of Know‑How or other Intellectual Property with any other person;
(b)    the licence of any Intellectual Property to or from the Company; and
(c)    the Software Licences;

“ITEPA”	means Income Tax (Earnings and Pensions) Act 2003;
“IT Systems”	means the Computer Hardware and the Computer Software;

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“Key Individuals”	means Matthew Knowles, Brett Finnigan, Steve Bown and David Christie;
“Know-How”
means any and all data and information relating to and/or used by any Group Company in the conduct of its business which is not publicly known, whether patentable or not and in whatever form it exists (whether written or in electronic or other media or unrecorded/unwritten), including, without limitation, that comprised in or derived from data, specifications, formulae, experience, drawings, manuals, component lists, instructions, designs, circuit diagrams, brochures, catalogues and other descriptions and relating inter alia to:
(a)    the use and operation of any process;
(b)    the provision of any service;
(c)    the selection, procurement, design, development, production, installation, repair, rectification, servicing, maintenance or use of products, systems or equipment; and/or
(d)    quality control, testing or certification.

“Leasehold Properties”	means the leasehold properties occupied by a Group Company under a lease or sub-lease, brief particulars of which are set out in Section B of Part 7 of the Schedule;
“Leases”	means the leases or subleases under which the Leasehold Properties are held;
“Listed IP”	means the Intellectual Property listed in Part 6 of the Schedule;
“Management Accounts”
means the unaudited monthly consolidated management accounts of the Group comprising the consolidated balance sheet and the consolidated profit and loss account for each month from the Accounts Date to 31st January 2014, copies of which are annexed to the Disclosure Letter;

“Material Adverse Change”
means the occurrence of any event after the date of this Agreement which affects adversely or is reasonably likely to affect adversely in each case to a material extent the business or financial position or prospects of the Group taken as a whole (not being an event affecting generally all companies carrying on similar business in the jurisdictions in which the Group Companies operate);

“Net Assets Statement”	has the meaning given to it in Part 15 of the Schedule;
“New Employment Agreements”
means the new employment agreements to be agreed pursuant to Clause 4.5 and entered into with effect from the Completion Date between HiFX plc or HiFX Limited (where applicable) and each of the Key Individuals;

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“OFT”	means the Office of Fair Trading or any successor body thereto;
“Pension Scheme”
means any agreement, arrangement, scheme, promise, custom, practice, undertaking or understanding (irrespective of whether contractual or not and whether funded or unfunded) to provide, make payments or contribute to a pension, lump sum, gratuity, allowance or other benefit to be provided on retirement, death, ill-health (including but not limited to sickness, accident or disability whether during service or after retirement) termination of a contract or of employment generally (whether voluntary or compulsory) or otherwise linked to a particular age or a particular number of years’ service;

“Potential Claim”	has the meaning given to it in paragraph 11 of Part 12 of the Schedule;
“Properties”	means the Leasehold Properties and “Properties” and “Property” means any of them as the context shall permit or require;
“PSRs”	means the Payment Services Regulations 2009;
“Purchaser’s Group”
means the Purchaser and, at any given time, any parent undertaking of the Purchaser and any subsidiary undertaking of the Purchaser or any such parent undertaking and “Purchaser’s Group Company” means any one of the Purchaser or such parent undertaking or such subsidiary undertaking. The expression “subsidiary undertaking” shall bear the same meaning as in Section 1162 of the Companies Act 2006 save that for the purposes of subsection (2) of that Section an undertaking shall be treated as a member of another undertaking if any shares in that other undertaking are held by a person (or that person’s nominee) by way of security or in connection with the taking of security granted by the undertaking;

“Purchaser’s Solicitors”	means Squire Sanders (UK) LLP of 7 Devonshire Square, London EC2M 4YH (ref: TMAH/AF);
“Purchaser’s Warranties”	means the warranties contained in Part 8 of the Schedule and given in terms of Clause 12.1;
“Registered IP”	means the Intellectual Property listed in Section A of Part 6 of the Schedule;
“Respective Proportions”
means the proportions notified to the Purchaser by the Vendors’ Representatives (such proportions to be calculated by reference to the provisions of the articles of association of the relevant Company) no later than one Business Day prior to Completion provided that in the event that the Vendors' Representatives fail to so notify the Purchaser, such proportions as determined by the Purchaser after applying the provisions of the relevant articles of association of the Companies immediately prior to Completion;

“Restricted Business”	means the business carried on by the Group as at the Completion Date being the provision of international payments to private clients and corporates;

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“Schedule”	means the Schedule in 17 parts annexed hereto;
“Security Interest”	has the meaning given to it in paragraph 10.5 of Part 5 of the Schedule;
“Settlement Agreements”	means the settlement agreements, in the agreed form, to be entered into with effect from the Completion Date between HiFX plc and each of Victoria Knowles, Joanna Taylor and Lucy Butcher;
“Shares”	means the entire issued share capital of EIM and the entire issued share capital of TBK;
“Software Licences”
means any and all licences to a Group Company of Computer Software other than licences of standard package software:
(a)    operating in its standard configuration;
(b)    readily available on standard terms and conditions; and
(c)    not subject to termination on change of control or otherwise or the payment of renewal fees;

“Subsidiaries”	means the subsidiaries of EIM and/or the subsidiaries of TBK (where appropriate), brief particulars of all non-dormant subsidiaries and EIM and TBK are set out in Part 3 of the Schedule;
“Sum Recovered”	for the purposes of Part 12 of the Schedule, has the meaning given to it in paragraph 15 of Part 12 of the Schedule;
“Taxation”, “taxation” and “tax”	has the meaning given in paragraph 1.3 of the Tax Undertaking;
“Taxation Authority”
means HMRC (United Kingdom) (or its predecessors the Inland Revenue and HM Customs & Excise), Inland Revenue (New Zealand), Australian Taxation Office (Australia) or any other statutory, governmental, state, provincial or local governmental authority, body or official whomsoever (whether of the United Kingdom, New Zealand, Australia or elsewhere in the world);

“Tax Undertaking”	means the tax undertaking by the Warrantors in favour of the Purchaser set out in Part 9 of the Schedule;
“Tax Warranties”	means the Warranties contained in Part 10 of the Schedule and given in terms of Clause 10.2 or any of them;
“Title Warranties”	means the Warranties contained in Clause 10.1, paragraph 1 of Part 5 of the Schedule and given in terms of Clause 10.2 and the title covenants implied by Clauses 2.1 and 2.2;
“Vendors’ Representatives”	means Laurence Butcher, Shaun Taylor, Matthew Knowles and Brett Finnigan;
“Vendors’ Solicitors”	means Maclay Murray & Spens LLP of One London Wall, London, EC2Y 5AB;

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“Warranties”
means the warranties contained in Parts 5 and 11 of the Schedule and given in terms of Clauses 10.1 and 10.2, the title covenants implied by Clauses 2.1 and 2.2 and (unless expressly provided to the contrary or not permitted by the context) the Tax Warranties and “Warranty” means any of them;

“Warrantor’s Percentage”	means, in relation to each Warrantor, that percentage shown against his name in Part 13 of the Schedule; and
“Warrantors”	means those individuals whose names are set out in Part 13 of the Schedule.

1.2	Words and expressions defined in the Companies Act 2006 shall, unless they are otherwise defined herein or unless the context otherwise requires, bear the same meanings in this Agreement.

1.3	In this Agreement:

1.3.1	the provisions of the Interpretation Act 1978 with respect to interpretation and construction shall apply mutatis mutandis;

1.3.2	the singular includes the plural and the masculine includes the feminine and neuter and vice versa;

1.3.3	references to persons shall include bodies corporate, unincorporated associations and partnerships;

1.3.4
references to recitals, clauses, Schedules and subdivisions of the Schedules are, unless the contrary intention appears, references to the recitals and clauses of, and to the schedules and subdivisions thereof to, this Agreement;

1.3.5	the headings and sub-headings of this Agreement are inserted for convenience only and shall not affect the construction thereof;

1.3.6	the recitals and the Schedule form part of this Agreement;

1.3.7	reference to a document “in the agreed form” shall be a reference to a document initialled by the Vendors’ Solicitors and the Purchaser’s Solicitors for the purposes of identification only;

1.3.8	references to “£” or “sterling” are references to the lawful currency from time to time of the United Kingdom;

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1.3.9
unless otherwise specifically provided in this Agreement, references to any monetary sum expressed in a sterling amount shall, where such sum is referable in whole or part to a particular jurisdiction, be deemed to be a reference to an equivalent amount in the local currency of that jurisdiction translated at the Exchange Rate at the relevant date specified in this Agreement; and

1.3.10
where it is necessary to determine whether a monetary limit or threshold set out in Part 12 of the Schedule has been reached or exceeded (as the case may be) and the value of any of the relevant claims is expressed in a currency other than sterling, the value of each such claim shall be translated into sterling at the Exchange Rate on the date of receipt of written notification of the existence of such claim in accordance with Part 12 of the Schedule.

1.4
Where any Warranty is qualified by the expression “so far as the Warrantors are aware” or “to the best of the knowledge, information and belief of the Warrantors” or words of like effect, such Warranty shall be deemed (save where expressly stated otherwise) to include an additional statement that such awareness means the actual awareness of the Warrantors having made due enquiry in respect of the relevant subject matter of such Warranty. For this purpose, due enquiry shall mean such enquiry of each other (and in respect of the subject matter of warranties relating to TBK and its subsidiaries, Chris Towner) and with such other senior employees of the Group as would be reasonable in the circumstances.

1.5
References in this Agreement to any matter being “fairly disclosed” shall mean disclosed in or by the Disclosure Letter with sufficient detail to enable the Purchaser to make a reasonably informed assessment of the nature and scope of the matters, facts or circumstances so disclosed, and nothing disclosed by the Warrantors to the Purchaser other than in or by the Disclosure Letter shall constitute fair disclosure for the purposes of this Agreement.

1.6
References to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.7
References to any statute, statutory provision, statutory instrument, order or regulation made thereunder includes that statute, provision, instrument, order or regulation as amended, modified, consolidated, re‑enacted or replaced from time to time, whether before or after the date of this Agreement and also includes any previous statute, statutory provision, statutory instrument, order

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or regulation amended, modified, consolidated, re‑enacted or replaced by such statute, provision, instrument, order or regulation, unless and to the extent that any such inclusion would have the effect of increasing the liability which (were it not for the foregoing provisions of this Clause 1.7) the Vendors or Warrantors would have at the date of this Agreement.

1.8	References to “writing” or “written” includes faxes and any non-transitory form of visible reproduction or words but excludes electronic mail.

1.9	All times referred to in this Agreement shall be deemed to be Greenwich Mean Time (GMT).

2.	SALE AND PURCHASE OF THE SHARES

2.1
Each of the Vendors agrees to sell with full title guarantee (or, as beneficial owner, to procure the sale with full title guarantee of) that number of the Shares as are shown against his name in Column 3 of Part 1 of the Schedule and the Purchaser, relying on the Warranties, covenants and undertakings set out or referred to in this Agreement, agrees to purchase the Shares with effect from the Completion Date, free from all options, liens, charges, encumbrances and other Security Interests and together with all rights, privileges and advantages attached or accruing thereto, all on the terms and subject to the conditions of this Agreement.

2.2	Each of the Vendors covenants with the Purchaser that:

2.2.1
the number of Shares set opposite his name in Column 3 of Part 1 of the Schedule are fully paid (or credited as fully paid) and constitute the whole of his interest in the allotted and issued share capital of the Companies; and

2.2.2
he is entitled to sell and transfer the full legal and beneficial ownership (or, as beneficial owner, to sell and transfer the full beneficial ownership and to procure the sale and transfer of the full legal ownership) the number of Shares set opposite his name in Column 3 of Part 1 of the Schedule to the Purchaser on the terms set out in this Agreement without the consent of any third party.

2.3	Immediately following execution and delivery of this Agreement by the parties the Warrantors shall deliver to the Purchaser:

2.3.1	the Disclosure Letter in duplicate duly signed by the Warrantors; and

2.3.2	a copy of any power of attorney under which this Agreement is executed.

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2.4	Immediately following execution and delivery of this Agreement and the other documents referred to in Clause 2.3 by the parties the Purchaser shall:

2.4.1	countersign one of the copies of the Disclosure Letter and deliver it to the Warrantors; and

2.4.2	deliver a certified copy of any power of attorney, in the agreed form, under which this Agreement is executed.

2.5
Without prejudice to the provisions of Clause 3, the Purchaser shall not be obliged to complete the purchase of any of the Shares unless the sale and purchase of all the Shares is completed contemporaneously and unless the Vendors have complied with their obligations under Clause 7 and Part 4 of the Schedule.

2.6
Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or other arrangement to which the Purchaser may agree or effect in relation to any one of the Vendors in connection with this Agreement and/or any agreement or document entered into pursuant to this Agreement shall not affect any right, power or remedy of the Purchaser against any of the other Vendors.

3.	CONDITIONS PRECEDENT

3.1
In addition to any other matters which have to be dealt with on or before the Completion Date under the terms of Clause 7 and Part 4 of the Schedule, Completion of this Agreement is conditional upon the following conditions being satisfied on or before the Completion Date:

3.1.1
either (i) the Purchaser having received notice from the FCA in writing that the FCA has approved the acquisition of Control of HiFM Limited by the prospective Controllers of HiFM Limited in the manner contemplated by this Agreement and in accordance with Part XXII of FSMA and such approval not containing any material conditions or material limitations (save as to the period in which the change of Control must take place) which in the opinion of the Purchaser (acting reasonably) would prevent the business of HiFM Limited being operated substantially in its current manner; or (ii) the FCA being treated, by virtue of section 189(6) of FSMA, as having approved the acquisition of Control (after expiry of the assessment period under section 189) by the prospective Controllers of HiFM Limited;

3.1.2
the FCA having received all notifications required under the Payment Services Regulations 2009 as a result of the proposed changes in circumstances of HiFX plc as contemplated by this Agreement or any transactions arising out of this Agreement or any ancillary

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transactions related thereto, including without limitation changes in qualifying holdings in HiFX plc, and following consideration of those notifications the FCA having confirmed that it does not consider that any of the proposed changes in circumstances have an adverse impact on HiFX plc and such confirmation is provided without any material condition or material limitation which in the opinion of the Purchaser (acting reasonably) would prevent the business of HiFX plc being operated substantially in its current manner;

3.1.3
receipt by the Purchaser, in writing on terms acceptable to the Purchaser (acting reasonably), of all consents required under the Overseas Investments Regulations 2005 (New Zealand) for the implementation of this Agreement;

3.1.4
the Purchaser having received written confirmation (whether addressed to the Purchaser or the relevant Group Company) from Barclays Bank Plc and Bank of New Zealand in a form satisfactory to the Purchaser (acting reasonably) that they consent to the purchase of the Shares by the Purchaser and that they shall not terminate any contractual arrangements currently in effect with the Group Companies as a consequence of the purchase of the Shares by the Purchaser; and

3.1.5	compliance in all material respects by the Vendors with:

(a)	the Anti-Bribery and Corruption Warranties; and

(b)
their obligations under this Agreement (provided that, for the purposes of this Clause 3.1.5(b) only, the Vendors shall be deemed to have so complied other than in circumstances where the relevant non-compliance constitutes a Material Adverse Change).

3.2	The Purchaser and each of the Warrantors shall use their respective reasonable endeavours to procure that the conditions precedent stated in Clause 3.1 are fulfilled as soon as practicable.

3.3	The Warrantors will cooperate with the Purchaser in the preparation of the relevant submissions to be made to the FCA, including, without limitation, providing information promptly.

4.	CONDUCT OF BUSINESS BETWEEN THE DATE OF THIS AGREEMENT AND THE COMPLETION DATE

4.1
In the period between execution of this Agreement by the Vendors and the Completion Date, the Warrantors undertake to the Purchaser to procure that (unless otherwise previously agreed in advance in writing by the Purchaser, such agreement not to be unreasonably withheld or delayed):

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4.1.1
the Companies and the Subsidiaries will each carry on its business in the normal course, and shall consult with the Purchaser in relation to any matters which could result in a Material Adverse Change;

4.1.2
upon a Group Company receiving any notice, letter or other communication from any of Barclays Bank plc and Bank of New Zealand prior to the Completion Date which the Warrantors ought reasonably to expect that the Purchaser (as the prospective purchaser of the Shares) would want to be provided copies or details thereof, the Warrantors shall without delay provide copies or details thereof to the Purchaser together with such further details as may be reasonably requested by the Purchaser in connection therewith subject to the Warrantors being indemnified by the Purchaser against all costs, expenses, damages and losses (including, without limitation, the reasonable and proper costs of their legal advisers) incurred by the Warrantors in relation to the provision of such copies or details thereof to the Purchaser in breach of any legal or contractual restriction imposed by Barclays Bank plc and/or Bank of New Zealand on the Warrantors or the Companies;

4.1.3	no changes will be made in the authorised or issued share capital of the Companies or any of the Subsidiaries;

4.1.4	no changes will be made to the Memorandum or Articles of Association (or equivalent constitutional documents) of the Companies or any of the Subsidiaries;

4.1.5	no option, right to acquire or other interest in shares or securities of the Company or any of the Subsidiaries will be granted;

4.1.6
there will be no sale, transfer or other disposal, nor any agreement for the sale, transfer or other disposal, of any part of the business or of any asset of any Group Company (including, without limitation, any Business IP) or parting with possession of any such asset, in each case other than in the ordinary course of such Group Company’s business as carried on prior to the date of this Agreement;

4.1.7
no Group Company will acquire, or agree to acquire, any shares or other securities of any other company or any business or assets, or part of the business or assets, of any person, whether outright or on lease, hire purchase or other similar transaction (other than supplies acquired in the ordinary course of the business of such company as carried on prior to the date of this Agreement);

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4.1.8
no Group Company will incorporate or liquidate, or agree to incorporate or liquidate, any subsidiary undertaking or effect, or agree to effect, any hive-up or hive-down or any reorganisation nor form, enter into, terminate or withdraw, or agree to form, enter into, terminate or withdraw, from any partnership, consortium, joint venture or any other unincorporated association;

4.1.9
no Group Company will incur, or commit to incur, capital expenditure in excess of £15,000 on any individual item or £100,000 in aggregate (other than capitalisation of internal IT development staff costs which will be at similar levels to that incurred in the year to 30th June 2013);

4.1.10	no Group Company will incur, or agree to incur, any borrowing, indebtedness or other liability in excess of levels consistent with past practice and in the ordinary course of business;

4.1.11	no Group Company will enter, or agree to enter into, or increase or extend any liability under, any guarantee or indemnity;

4.1.12	no Group Company will create, or agree to create, any mortgage, charge or other Security Interest over any of its assets;

4.1.13	no Group Company will declare, pay or make any dividend or other distribution, other than to comply with a provision of this Agreement;

4.1.14	no Group Company will appoint any new director;

4.1.15
no Group Company will terminate or alter, or agree to terminate or alter, the terms and conditions of employment (including, without limitation, remuneration, bonuses, commissions and other benefits) of any of its directors or employees nor dismiss, give notice of dismissal to or make redundant any of its directors or employees or take any action, or omit to take any action, intended directly or indirectly to induce any of such directors or employees to terminate their employment (for the avoidance of doubt this clause does not include the Employment Agreements or Settlement Agreements to be entered into pursuant to this Agreement);

4.1.16
no Group Company will pay, or agree to pay, any bonus or similar payment to any of its directors or employees other than such payments on a monthly and quarterly basis in line with the Group’s bonus policies included in the Data Room and otherwise in the ordinary course of business in line with past practice;

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4.1.17	no Group Company will terminate, or agree to terminate, any consultancy agreement or engage any new consultant or agree to do so;

4.1.18
no Group Company will amend, vary, waive or breach any material provision of, or enter into or offer to enter into, or fail to enforce or terminate (or give notice to terminate), any contract to which any Group Company is a party which is (i) material or (ii) outside the ordinary and usual course of trading;

4.1.19
no Group Company will amend, terminate or enter into, or agree to amend, terminate or enter into any agreement or arrangement between any Group Company on the one hand and all or any of the Vendors or persons Connected with any of them on the other hand, other than as contemplated by this Agreement;

4.1.20
no Group Company will make, increase or extend, or agree to make, increase or extend, any loan or advance or grant, or agree to grant, any credit to anyone whomsoever (other than (i) trade credit in the ordinary and usual course of trading or (ii) advances made to employees against expenses properly incurred by them);

4.1.21
no Group Company will acquire or dispose, or agree to acquire or dispose, of any freehold or leasehold property, grant or surrender, agree to grant or surrender, a lease in respect of such property or take or omit to take any action which could prejudice the continuation of any such lease;

4.1.22	no Group Company will make or permit any material change in the nature or scope of its business;

4.1.23	no Group Company will initiate, discontinue or settle any litigation or arbitration proceedings;

4.1.24
no Group Company will grant or enter into, or agree to grant or enter into, any licence, agreement or arrangement concerning any part of its name or trading names or the goodwill attaching to the same or any other part of its Business IP;

4.1.25
each Group Company will maintain in force policies of insurance with limits of cover at least equal to, and otherwise on terms no less favourable than, those policies of insurance currently maintained by them, details of which have been disclosed to the Purchaser prior to the date of this Agreement; and

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4.1.26
each Group Company will settle the debts which it incurs in the ordinary course of business within the applicable periods of credit and will not accelerate collection of debts owed to it in a way inconsistent with the Group Company's previous practice in collecting debts from that debtor.

4.2
Upon the Warrantors becoming aware prior to Completion of any breach of Clause 4.1 or the occurrence of any event which is or is reasonably likely to constitute a Material Adverse Change, the Warrantors will without delay give written notice thereof to the Purchaser before Completion with details to enable the Purchaser properly to assess the impact thereof.

4.3	In the period between execution of this Agreement by the Vendors and the Completion Date, the Warrantors undertake to the Purchaser to procure that:

4.3.1
the Purchaser is permitted to appoint one or more representatives to attend and speak at, but not to vote at, meetings of the board of directors of each Group Company or any committee of any such board other than to the extent that any such meetings relate to the purchase of the Shares by the Purchaser or any of the matters contemplated in this Agreement; and

4.3.2
the Purchaser and its agents will, upon reasonable request, be given reasonable access to all of the properties, the management and the records, papers, documents and data (in whatever form they may exist) of each Group Company (including, without limitation, the Data Room).

4.4
Without prejudice to any other remedies or accrued rights which it may have against the Warrantors (or any of them), the Purchaser shall be entitled by notice to the Vendors' Representatives to terminate this Agreement if, at any time on or before the Completion Date there has been a Material Adverse Change.

4.5
The Purchaser and each of the Key Individuals acknowledge and agree that the New Employment Agreements shall be on substantially the same terms as the template agreement provided by the Purchaser prior to the date of this Agreement and acknowledged by the Key Individuals for such purposes. Without prejudice to the generality of the foregoing sentence, in the period between execution of this Agreement by the parties and the Completion Date, the Purchaser and each Key Individual undertakes to each other to negotiate in good faith to agree a New Employment Agreement for that Key Individual to be entered into with effect from the Completion Date provided that in the event that a New Employment Agreement is not agreed between the Purchaser and a Key Individual prior to the Completion Date, the terms of employment applicable to that Key Individual at the date

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of this Agreement and fairly disclosed to the Purchaser in the Disclosure Letter shall remain in full force and effect pending a New Employment Agreement being entered into by the Purchaser and such Key Individual. Each Key Individual further undertakes to the Purchaser that he will not serve notice of termination of his employment with any Group Company during the period between execution of this Agreement and the Completion Date and for a period of 12 months thereafter as a direct result of the Purchaser and such Key Individual failing to agree terms of a New Employment Agreement.

4.6
The Purchaser and the Vendors’ Representatives acknowledge and agree that the Escrow Deed shall be on substantially the same terms as the template deed provided by the Purchaser prior to the date of this Agreement and acknowledged by the Vendors’ Representatives for such purposes. Without prejudice to the generality of the foregoing sentence, in the period between execution of this Agreement by the parties and the Completion Date, the Purchaser and the Vendors’ Representatives undertake to each other to negotiate in good faith (including, without limitation, with the Escrow Agent) to agree the Escrow Deed to be entered into with effect from the Completion Date provided that in the event that the Escrow Deed is not agreed between the Purchaser, the Vendors’ Representatives and the Escrow Agent prior to the Completion Date, subject to the Purchaser having complied with its obligations in this Clause 4.6, the Purchaser shall notwithstanding any other provision of this Agreement be under no obligation to issue the Escrow Shares unless and until the Escrow Deed has been entered into by the Purchaser, the Vendors’ Representatives and the Escrow Agent.

4.7
As soon as reasonably practicable following the execution of this Agreement by the parties but in any event before the Completion Date, the Purchaser and the Vendors’ Representatives shall in the manner and on such terms agreed between the Purchaser and the Vendors' Representatives (in each case acting reasonably) approach the landlords of each of the Properties situated in New Zealand to seek their consent to the purchase of the Shares by the Purchaser.

4.8
Following the execution of this Agreement and prior to or at Completion, the Warrantors shall use best endeavours to procure that the Group Companies take such actions as are reasonable (having regard to the interests of the Group and each Group Company) in order to minimize the Adjustment Amount (as defined in Part 15 of the Schedule).

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5.	WAIVER OF PRE-EMPTION RIGHTS
Each of the Vendors hereby waives all rights of pre-emption, other restrictions on transfer and rights of veto or otherwise conferred on them under the Articles of Association of EIM or TBK or otherwise in respect of the transfer of the Shares to the Purchaser under this Agreement.

6.	CONSIDERATION

6.1
Subject to Clause 6.2, the total consideration for the purchase of the Shares by the Purchaser shall be £145,000,000 (one hundred and forty five million pounds sterling) (the “Consideration”) which sum shall be satisfied as to:

6.1.1	£101,500,000 (one hundred and one million five hundred thousand pounds sterling) payable in cash on the Completion Date in the manner specified in paragraph 5 of Part 4 of the Schedule;

6.1.2	£9,500,000 (nine million five hundred thousand pounds sterling) (being the Escrow Cash) payable in cash on the Completion Date in the manner specified in paragraph 5 of Part 4 of the Schedule; and

6.1.3
£34,000,000 (thirty four million pounds sterling) by the allotment and issue to the Warrantors and delivered to the Escrow Agent to hold as trustee on behalf of the Purchaser and the Warrantors (in accordance with Part 14 of the Schedule)) of the Escrow Shares, such Consideration to be allocated to the Vendors and/or the Warrantors in the Respective Proportions.

6.2
The number of Escrow Shares (rounded downwards to the nearest whole number) to be issued to the Warrantors shall be equal to £34,000,000 (thirty four million pounds sterling), with the value to be attributed to each Escrow Share being the value per share equal to the average closing price (converted at the Exchange Rate) of common stock of the Purchaser on the NASDAQ stock market for the 20 trading days prior to the Completion Date provided that that the number of Escrow Shares to be issued pursuant to this Clause 6.2 shall not in any event exceed 19.9% of the total issued common stock of the Purchaser. If as a result of the application of the foregoing proviso the total value to be attributed to the Escrow Shares issued pursuant to this Clause 6.2 falls short of £34,000,000 (thirty four million pounds sterling) (a “shortfall”) the Escrow Cash shall be increased by an amount equal to such shortfall.

6.3	The cash element of the Consideration shall be subject to any adjustment which shall be calculated and satisfied in accordance with the provisions of Part 15 of the Schedule.

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6.4	The provisions of Part 14 of the Schedule shall apply in relation to the Escrow Shares and the Escrow Cash.

6.5	The Escrow Shares will be issued and registered in accordance with the provisions of Part 17 of the Schedule.

7.	COMPLETION

7.1
Subject to the satisfaction of the conditions precedent in Clause 3 of this Agreement, the purchase and sale of the Shares shall be completed on the Completion Date at the offices of the Vendors’ Solicitors when the Vendors and the Purchaser shall comply with the provisions of Part 4 of the Schedule.

7.2	The provisions of Part 9 of the Schedule (Tax Undertaking) shall have effect from Completion.

7.3
If the conditions in Clause 3.1 have not been fulfilled on or before 150 Business Days from the date of this Agreement then the Agreement shall terminate unless the Purchaser and the Vendors’ Representatives mutually agree otherwise.

7.4	Upon termination of this Agreement in accordance with Clauses 4.4 or 7.3, the provisions of Clauses 1, 17, 19, 20, 22, 23, 24, 25, 27 and 28, shall in each case survive termination.

7.5
Each of the Vendors undertakes that, immediately following Completion until such time as the transfers of the Shares have been registered in the register of members of the Companies, each of the Vendors will hold those Shares registered in his name on trust for and as nominee for the Purchaser or its nominees and each Vendor undertakes to hold all dividends and distributions and exercise all voting rights available in respect of the Shares in accordance with the directions of the Purchaser or its nominees and if any Vendor is in breach of the undertakings contained in this Clause 7.5 such Vendor irrevocably authorises the Purchaser to appoint some person or persons to execute all instruments or proxies (including consents to short notice) or other documents which the Purchaser or its nominees may reasonably require and which may be necessary to enable the Purchaser or its nominees to attend and vote at general meetings of the Company and to do any thing or things necessary to give effect to the rights contained in this Clause 7.5. The power of attorney granted in this Clause 7.5 is given by way of security for the due performance by each Vendor of his obligations under this Clause 7.5.

7.6
At any time after Completion, the Vendors shall (and shall use their reasonable endeavours to procure that any necessary third party shall) sign and execute all such documents and do all such acts and things as the Purchaser may reasonably require for effectively vesting the Shares in the Purchaser.

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8.	PURCHASE OF FOREIGN SUBSIDIARIES

8.1
The Purchaser may elect to have one or more Purchaser Group Companies purchase the shares in the Foreign Subsidiaries. In particular, the parties anticipate that a Purchaser Group Company (other than the Purchaser) may purchase the shares in the Foreign Subsidiaries in Australia and New Zealand, with the timing of such transaction(s) to occur on the Completion Date simultaneously with or immediately prior to Completion. If the Purchaser makes such an election, it will provide notice to the Vendors’ Representatives at least five Business Days prior to Completion, which notice shall specify in reasonable detail the structure of such transaction(s) and be accompanied by the documents needed to effect such transaction(s). The parties undertake to work together in good faith to negotiate and enter into such documents as may be necessary to effect such purchase(s).

8.2
In the event of any election made pursuant to Clause 8.1 in respect of any Foreign Subsidiary the parties acknowledge and agree that the Purchaser (or relevant Purchaser Group Company) may not have access to and/or control of the bank accounts of that Foreign Subsidiary until the actual time of Completion. Accordingly, in the event that any monies are received by any Foreign Subsidiary in advance of Completion in accordance with any election made pursuant to Clause 8.1 (“Advance Monies”), the Warrantors shall ensure that any such Advance Monies are strictly held and maintained in full by the relevant Foreign Subsidiary pending Completion and the Warrantors shall notwithstanding any other provision of this Agreement be liable to and shall indemnify the Purchaser for any shortfall thereof at Completion. Further the Purchaser and the Vendors' Representatives undertake to each other to negotiate in good faith to agree relevant processes and/or conditions for the operation of the accounts of any Foreign Subsidiary that the Purchaser intends to deposit Advance Monies in accordance with any election made pursuant to Clause 8.1.

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9.	PERMITTED TRANSFERS
Laurence Butcher and Lucy Butcher, and Matthew Knowles and Victoria Knowles, may elect to transfer their Shares to a company or other form of entity incorporated or established in the UK, in each case wholly owned or controlled by them, with the timing of such transfer(s) to occur prior to Completion. If the aforementioned individuals make such an election, they will provide notice to the Purchaser at least five Business Days prior to the transfer taking effect, which notice shall specify in reasonable detail the number of Shares to be transferred and full details of the transferee vehicle, and be accompanied by the documents needed to effect such transfers(s) and to vary this Agreement in respect thereof. The parties undertake to work together in good faith to negotiate and enter into such documents as may be necessary to effect such transfer(s) and to vary this Agreement in respect thereof prior to Completion provided that no such transfer(s) shall occur prior to the parties entering into such a variation of this Agreement (in a form acceptable to the Purchaser (acting reasonably)).

10.	WARRANTIES

10.1	Each of the Vendors hereby severally (and not jointly and severally) warrants to the Purchaser that:

10.1.1	he is entitled and able to sell with full title guarantee the number of Shares set opposite his name in column 3 of Part 1 of the Schedule to the Purchaser on the terms set out in this Agreement;

10.1.2	he has the requisite powers and authorities to enter into and perform his obligations under this Agreement;

10.1.3	this Agreement constitutes valid and binding obligations on him in accordance with its terms; and

10.1.4
the execution, delivery and performance by him of this Agreement and any agreement or document entered into pursuant to this Agreement will not result in a breach of any law or order, judgment or decree of any Court, governmental agency or regulatory body to which he is a party or by which he is bound.

10.2
The Warrantors hereby severally (and not jointly and severally) warrant to the Purchaser that each Warranty contained in Parts 5, 10 and 11 of the Schedule is true and accurate as at the date of this Agreement.

10.3	The Warranties are given subject to matters fairly disclosed in the Disclosure Letter and subject to Clause 1.4 and Clause 11.

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10.4
Except where the context otherwise requires or where expressly provided to the contrary, each of the Warranties contained in Parts 5, 10 and 11 of the Schedule shall apply not only to the Companies, but also to each of the Subsidiaries, as if they had been expressly repeated with respect to each Subsidiary, naming it in place of the Companies throughout, and references to “Company” shall be to both “EIM” and “TBK”.

10.5
Each of the Warranties shall be construed as a separate and independent Warranty and shall not be governed, limited or restricted by reference to any other term of this Agreement or any other Warranty (other than where expressly provided to the contrary).

10.6
The Purchaser hereby irrevocably and unconditionally waives any rights which it might otherwise have had to seek to rescind or terminate this Agreement for, or arising out of, a claim for breach or non-fulfilment of any of the Warranties.

10.7
The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by completion of the purchase of the Shares, by any investigation made by or on behalf of the Purchaser into the affairs of the Group, by its rescinding or failure to rescind this Agreement, by any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release expressly referring to such breach.

10.8
Each of the Warrantors agrees with the Purchaser (for itself and as trustee for each Group Company and their respective directors, officers and employees) to waive any claim or remedy or right which they may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Group Company or a director, officer or employee of any Group Company for the purpose of assisting the Warrantors in giving any warranty, representation, undertaking or covenant, in preparing the Disclosure Letter and in entering into this Agreement or any agreement or document entered into pursuant to this Agreement.

10.9
If any amount payable to the Purchaser in respect of any Warranty or otherwise pursuant to this Clause 10 is subject to Tax, that amount shall be increased so as to ensure that the net amount received by the Purchaser shall, after Tax, be equal to that which would have been received had the payment and any increased payment not been subject to Tax. For the avoidance of doubt, any such increase pursuant to this Clause 10.9 shall be included for the purposes of determining any Warranty and Tax Undertaking limitations in Part 12 of the Schedule.

This Clause 10.9 shall not apply to increase the amount payable in respect of any Warranty or otherwise pursuant to this Clause 10 if and to the extent that:

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10.9.1	the Tax to which the amount payable is subject has already been taken into account in determining the quantum of the amount payable; or

10.9.2	the amount payable would not have been subject to Tax but for any assignment, charge or disposal of, or any other dealing in, the rights of the Purchaser hereunder; or

10.9.3	the amount payable would not have been subject to Tax but for the Purchaser directing that the amount payable should be made to any person other than the Purchaser; or

10.9.3	the amount payable would not have been subject to Tax had the Purchaser been resident for Tax purposes in the United Kingdom.

10.10
Notwithstanding any other provisions of this Agreement or any other agreement or document entered into pursuant to this Agreement, none of the limitations contained in this Clause 10, Part 12 of the Schedule, the Disclosure Letter nor any statutory limitation shall apply to:

10.10.1	any claim for breach of the Title Warranties; or

10.10.2	any claim for breach of the Warranties where the fact, matter or circumstance giving rise to the claim arises as a result of fraud or fraudulent misrepresentation on the part of any of the Warrantors.

11.	WARRANTY AND TAX UNDERTAKING LIMITATIONS

11.1	The Vendors’ liability under the Title Warranties is capped at 100% of the Consideration received by each Vendor.

11.2	The Warrantors’ liability under the Warranties and the Tax Undertaking is qualified by the provisions of Part 12 of the Schedule.

12.	PURCHASER’S WARRANTIES

12.1	The Purchaser warrants to each of the Vendors as at the date of this Agreement in the terms of the Purchaser’s Warranties in Part 8 of the Schedule.

12.2	The Purchaser acknowledges that the Vendors are entering into this Agreement in reliance upon the Purchaser’s Warranties.

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13.	SPECIFIC INDEMNITIES

13.1
The Warrantors hereby agree to indemnify and keep indemnified the Purchaser, each Purchaser Group Company and each Group Company from and against any loss or damage or any liability (which liability will include all losses or costs, claims, expenses and damages including reasonable legal and other professional fees and expenses) which the Purchaser, any Purchaser Group Company or any Group Company may suffer or incur, directly or indirectly, arising out of or otherwise relating to:

13.1.1
the payment of certain dividends on 29 January 2013, 27 March 2013, 18 April 2013, 16 and 25 July 2013 and 30 September 2013 by HiFX plc and the subsequent rectification and/or ratification thereof on or around the date of this Agreement;

13.1.2
the buyback of shares by HiFX plc pursuant to a buyback agreement entered into with the Estate of John Halewood dated 30 July 2012 and the subsequent rectification and/or ratification thereof (including, without limitation, the buyback of such shares pursuant to a new buyback agreement entered into on or around the date of this Agreement);

13.1.3	any dispute between the Vendors as to the amount and/or nature of Consideration received by them under the terms of this Agreement;

13.1.4	any claim by any shareholder in relation to dividends or other distributions of capital or income whether or not declared, due or paid by any Group Company prior to the Completion Date;

13.1.5
any claim by [***] relating to [***] provided that the Warrantors liability under this Clause 13.1.5 shall be limited to the excess (if any) above £[***] (plus any amount specifically provided for in the Net Assets Statement);

13.1.6
the provision (or lack thereof as the case may be) of [***] services to [***] provided that the Warrantors liability under this Clause 13.1.6 shall be limited to the excess (if any) above £[***] (plus any amount specifically provided for in the Net Assets Statement), and shall be reduced by any amounts received in relation thereto from [***]; and

13.1.7	any claim by [***] relating to the matters or circumstances referred to in the Disclosure Letter against Warranty 11.19, together, the “Specific Indemnities”).
PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

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COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED. REDACTED PORTIONS ARE INDICATED WITH THE NOTATION “[***]”

13.2
The Warrantors shall not be liable under Clause 13.1 for any liability for or in respect of any Taxation or for any loss or damage which arises as a result of or by reference to any liability for or in respect of Taxation.

14.	NON-COMPETITION

14.1
Each Covenantor undertakes to and covenants with the Purchaser that he shall not (except in the proper performance of his duties as a director, employee or consultant of any Group Company following Completion), and shall procure that persons Connected shall not, for a period of three years after the Completion Date, whether alone or jointly with another, and whether directly or indirectly:

14.1.1
carry on or be employed, engaged or interested economically or otherwise in any manner whatsoever in any business which competes with the Restricted Business in the United Kingdom, Australia, New Zealand, Spain, Portugal and any other country in which any Group Company carries on business;

14.1.2
solicit, entice away or attempt to entice away from a Group Company or deal with in competition with the Restricted Business, any person, firm or company who has been a client, partner or affiliate of that Group Company at any time during the period of 12 months immediately preceding the Completion Date;

14.1.3	solicit or entice away or attempt to entice away from a Group Company any employee of that Group Company;

14.1.4
solicit or entice away or attempt to entice away from a Group Company any person, firm or company who has been a supplier or agent of that Group Company at any time during the period of 12 months immediately preceding the Completion Date;

14.1.5	procure or facilitate the doing of any of the things contemplated by clause 14.1.1 to 14.1.4 (inclusive) by any other person; or

14.1.6
knowingly interfere or seek to interfere with the contractual or other trade relations between a Group Company and any of its suppliers who have been supplying services to that Group Company at any time during the period of 12 months immediately preceding the Completion Date.

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14.2
Each Covenantor undertakes to and covenants with the Purchaser that he shall not (except in the proper performance of his duties as a director, employee or consultant of any Group Company), and shall procure that any persons Connected shall not, at any time following Completion, whether alone or jointly with another, and whether directly or indirectly use in the course of any business:

14.2.1	the words “HiFX”;

14.2.2	any trade or service mark, business or domain name, design or logo which, at Completion, was or had been used by any Group Company; or

14.2.3	anything which is confusingly similar to such words, mark, name, design or logo.

14.3	Nothing in this clause 14 prevents a Covenantor from holding for investment purposes only:

14.3.1	any units of any authorised unit trust; or

14.3.2	not more than 3% of any class of shares or securities of any company traded on any Recognised Investment Exchange (within the meaning of FSMA), excluding the Purchaser.

14.4
Each of the Covenants is a separate covenant and undertaking by each of the Covenantors in relation to himself and his interests and shall be enforceable by the Purchaser separately and independently of its respective rights to enforce any one or more of the other Covenants. The parties consider that each of the Covenants is fair and reasonable but if any Covenant shall be found to be unenforceable but would be valid if any part of it were deleted or the period or area of application reduced, that Covenant shall apply with such modifications as may be necessary to make it valid and effective.

14.5
Each Covenantor acknowledges that the Purchaser is accepting the benefit of the Covenants both on its own behalf and on behalf of each member of the Purchaser's Group and the Group Companies with the intention that the Purchaser may claim against each of them on behalf of any such person for loss sustained by that person as a result of any breach of any of the Covenants contained in this clause 14.

14.6	The Covenantors acknowledge that they have taken independent legal advice in respect of the Covenants.

14.7
The Covenants are (for the purposes of section 4 of the Contracts (Privity) Act 1982 (New Zealand) intended to create a benefit in favour of, and to be enforceable by, the Purchaser, each Purchaser Group Company and each Group Company.

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15.	CONFIDENTIALITY RESTRICTIONS

15.1
For the purpose of assuring to the Purchaser the full benefit of the business and goodwill of each Group Company and in further consideration of the agreement of the Purchaser to buy the Shares on the terms hereof, each Vendor hereby undertakes to the Purchaser that he shall, and shall procure that any persons Connected shall:

15.1.1
keep confidential and shall not for a period of five years from the Completion Date reveal to any person any information of a confidential nature, information concerning the organisation, business, finances, transactions, Know‑How or affairs of the Group (hereinafter in this clause referred to as “Confidential Information”); and

15.1.2
not for a period of five years from the Completion Date use or attempt to use any such Confidential Information in any manner which may reasonably be expected to injure or cause loss directly or indirectly to the Group or may be likely to do so.

The foregoing restrictions are in addition to and without prejudice to any other duty of confidentiality owed by the Vendors to any Group Company or member of the Purchaser’s Group in any capacity.

15.2
The undertakings in Clause 15.1 shall cease to apply to information or knowledge which comes into the public domain otherwise than through breach of the provisions of this Agreement by the Vendors. Nothing in this Clause 15 shall prevent a Vendor from disclosing Confidential Information which is required to be disclosed by law or for the purposes of any judicial proceedings or by any Taxation Authority or by the rules of any stock exchange or regulatory authority, whether or not having the force of law, to such party as has required such disclosure or from disclosing Confidential Information to professional advisers for the purposes of assisting the Vendors or any of them to enforce their rights or remedies under this Agreement.

16.	ASSISTANCE WITH AUDIT OPINION
For the period from the Completion Date until 30 June 2017, the Warrantors each undertake that they shall provide such assistance as the Purchaser may reasonably require to enable the Purchaser to satisfy any reporting requirements of NASDAQ or the US Securities Exchange Commission, and, in conjunction therewith, the Warrantors agree not to unreasonably decline to make such representations to the Company’s auditors as they may reasonably require in order to re-issue an audit opinion in relation to the Accounts consistent with the audit opinion previously given in relation to the Accounts.

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17.	ANNOUNCEMENTS

17.1
Except as required by law or for the purposes of any judicial proceedings or by any Taxation Authority or by the rules of any stock exchange or other regulatory authority, whether or not having the force of law, no announcement, disclosure or circular concerning or in connection with the existence or the subject matter or terms of this Agreement or any ancillary transaction shall be made or issued by or on behalf of any party hereto without the prior written consent of the Purchaser and the Vendors’ Representative.

17.2
Where one party is required by law or by any Taxation Authority or by the rules of any stock exchange or other regulatory authority to make or issue an announcement, disclosure or circular concerning the existence or the subject matter or terms of this Agreement it shall, so far as is reasonably practicable, be made after prior notice to and consultation with the Purchaser and the Vendors' Representatives. The Vendors acknowledge that the Purchaser's Group may be required to disclose the purchase price, historical audited financial statements and other transaction information necessary for the Purchaser's Group to fulfil its disclosure obligations to the US Securities and Exchange Commission.

17.3	Nothing in this Clause 17 shall restrict:

17.3.1	the Purchaser or any Group Company from informing customers or suppliers of the acquisition of the Group by the Purchaser after Completion; and

17.3.2
any party from making any disclosure to any of its officers, employees, agents or advisers who are required to receive such disclosure to carry out their duties (conditional upon any such person being informed of the confidential nature of such information and agreeing to keep such information confidential for so long as the disclosing party is obliged to do so in accordance with this Clause).

18.	SURVIVAL
Notwithstanding Completion, this Agreement shall, except insofar as then implemented, remain in full force and effect.

19.	ENTIRE AGREEMENT

19.1
The express terms of this Agreement and the documents referred to herein together set out the entire agreement between the parties relating to the subject matter of this Agreement and no term shall be implied into this Agreement or any such document save for any terms which must be implied in order to give business efficacy to such express terms. This Agreement and such documents together

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supersede all previous agreements between the parties in relation to the subject matter of this Agreement, save that no party shall be released from any liability which at the date of this Agreement has already accrued to any other party, nor shall this Agreement affect in any way the survival of any other right, duty or obligation of any party which is expressly stated to survive the termination of any such previous agreement.

19.2
The parties agree that no Vendor has given or made, and the Purchaser acknowledges that it has not relied on, any representation, express or implied, to any person about the subject matter of this Agreement. The Purchaser acknowledges that its sole remedy, whether under this Agreement or at law, with respect to any breach of the Warranties shall be in damages for breach of contract.

19.3	This Clause 19 shall not exclude or limit liability for fraud or fraudulent misrepresentation.

20.	WAIVER
No failure to exercise or enforce, or delay in exercising or enforcing, any right or remedy under this Agreement shall constitute a waiver thereof and no single or partial exercise or enforcement of any right or remedy under this Agreement shall preclude or restrict the further exercise or enforcement of any such right or remedy.

21.	VARIATION
No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of the Purchaser and the Vendors' Representatives.

22.	NOTICES AND SERVICE OF PROCESS

22.1
Any notice to be given under this Agreement shall be in writing and shall be sent by registered or recorded delivery post or registered air mail or delivered by hand or sent by fax (but only if, in the case of a fax, a transmission report is generated by the sender’s fax machine recording a message from the recipient’s fax machine, confirming that the fax was sent to the number indicated below and confirming that all pages were successfully transmitted) to the address or fax number of the relevant party set out below, marked for the attention of the person set out below, or to such other address as that party may from time to time notify to the other parties in accordance with this Clause 22.1:

The Vendors
Laurence Butcher

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Address: Beaumont House, Station Road, Sunningdale, Berkshire, SL5 0QR
c/c Maclay Murray & Spens LLP
Address:    One London Wall, EC2Y 5AB
Marked:    “URGENT – For the attention of Thomas Sneddon”
Fax number:    +44 (0) 330 222 0052
c/c Jackson Russell
Address:    Level 13, The AIG Building, 41 Shortland Street, Auckland 1010, New Zealand
Marked:    “URGENT – For the attention of Darryl King”
Fax number:    64 9 309 0902
The Purchaser
Address: 3500 College Boulevard
Leawood, Kansas 66211
Marked:    “URGENT – For the attention of Jeff Newman”
Fax number:    +1 (913) 327-1921

22.2	Notices sent as above will be deemed to have been received as follows:

22.2.1
if sent by post, if posted on a Business Day, they shall be deemed to have been received at 9.00am on the Business Day after the day of posting (in the case of inland registered or recorded delivery mail) or the fourth day after the date of posting (or, if later, the first Business Day occurring more than four days after the date of posting) (in the case of registered air mail); and if not posted on a Business Day, they shall be deemed to have been received at 9.00am on the second day after the day of posting (or, if later, the first Business Day occurring more than 2 days after the date of posting) (in the case of inland registered or recorded delivery mail) or the fifth day after the date of posting (or, if later, the first Business Day occurring more than 5 days after the date of posting (in the case of registered air mail);

22.2.2
if delivered by hand between 9.00am and 5.00pm on a Business Day (such time period being referred to in this Clause 22.2 as within “Business Hours”), they shall be deemed received when so delivered or, if delivered by hand outside Business Hours, they shall be deemed received at 9.00am on the next Business Day after the time of delivery; and

22.2.3	if sent by fax, if a fax transmission report is obtained by the sender confirming the fax transmission to the relevant fax number during Business Hours, they shall be deemed

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received when transmitted as confirmed by that fax transmission report; and if a fax transmission report is obtained by the sender confirming the fax transmission to the relevant fax number outside Business Hours, they shall be deemed received at 9.00am on the next Business Day after the time when transmitted as confirmed by that fax transmission number.

22.3
Each party agrees that, without prejudice to the validity of any other mode of service, any document in any action arising out of, or in connection, this Agreement (including, but not limited to, any claim form, application notice or other originating process) may be served on any party by being delivered to or left for that party at its address for service of notices under Clause 22.1.

23.	VENDORS’ REPRESENTATIVES

23.1
Each of the Vendors hereby appoints the Vendors’ Representatives (acting jointly) to act on their behalf for the purposes of receiving notices under this Agreement and determining action to be taken under this Agreement and giving consents, notices, approvals, waivers and instructions for all purposes of this Agreement (including the Tax Undertaking).

23.2
The Purchaser shall be entitled to give notices only to and receive notices only from the Vendors’ Representatives on behalf of the Vendors for all purposes of this Agreement (including the Tax Undertaking).

23.3
The Purchaser shall be entitled to rely upon all actions taken by, notices received from or consents, approvals, waivers or instructions given by the Vendors’ Representatives (acting jointly) for the purposes of this Agreement (including the Tax Undertaking) and all such actions, notices, consents, approvals, waivers or instructions shall be final and binding on the Vendors.

23.4	Each of the Vendors’ Representatives hereby agrees to act as such for the purposes of this Agreement.

24.	BASIS OF SEVERAL LIABILITY
Unless expressly otherwise provided and without prejudice to the provisions of Part 12 of the Schedule, all agreements, undertakings, covenants, obligations, warranties and indemnities (including the Specific Indemnities) made, given or entered into in this Agreement by the Vendors or the Warrantors are made, given or entered into by each of the said persons severally, provided that, where more than one such person is in breach and liable in respect of the same loss or damage, liability for the total sum recoverable shall be attributed to such persons in proportion to, in the case of the Vendors, their Respective Proportions and, in the case of the Warrantors, their Warrantor’s

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Percentage set opposite their name Part 13 of the Schedule and each such person shall be liable only for his share of the total.

25.	ASSIGNMENT AND THIRD PARTY RIGHTS

25.1	The parties agree and acknowledge that:

25.1.1
the Purchaser shall not nor may it purport to assign, transfer, charge or part with all or any of its rights and/or obligations under this Agreement or sub-contract the performance of any of its obligations under this Agreement save that the benefit of any part of the Agreement, including the Warranties and the Tax Undertaking, may:

(a)
be assigned in whole or part by the Purchaser to its holding company or any wholly owned subsidiary of such holding company, provided that if any such assignee ceases at any time to be the holding company of the Purchaser or a subsidiary of the Purchaser or of such holding company, the benefit so assigned shall at such time be reassigned by such assignee to the Purchaser or to another wholly owned subsidiary of the Purchaser’s holding company;

(b)
be assigned or charged in whole or in part by the Purchaser to its financial lenders as security for the financing of the acquisitions contemplated by this Agreement and such benefit may be further assigned or charged to any other financial institution in the case of a refinancing; and

25.1.2
the Vendors shall not nor may they purport to assign, transfer, charge or part with all or any of their rights and/or obligations under this Agreement or sub‑contract the performance of any of their obligations under this Agreement. This Agreement shall enure for the benefit of the personal representatives or successors in title of the Vendors.

25.2
Save as expressly otherwise stated in this Agreement, nothing in this Agreement shall confer any rights or obligations on any person who is not a party to it and the parties expressly agree for the purposes of the Contracts (Rights of Third Parties) Act 1999 that they do not intend any person other than the parties to the Agreement, permitted assignees of the Purchaser and personal representatives or successors in title of the Vendors to be able to enforce any terms of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.

25.3	Where a term of this Agreement is expressed to be for the benefit of or confers a right on a Purchaser's Group Company, other than the Purchaser (the “Third Party Rights”), such rights are enforceable

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by each such Purchaser's Group Company in accordance with the Contracts (Rights of Third Parties) Act 1999. The Purchaser may, at its discretion, exercise the Third Party Rights on behalf of any Purchaser's Group Company as if the Purchaser were such person.

26.	COUNTERPARTS

26.1
This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same document.

26.2
Transmission of an executed counterpart of this Agreement (but for the avoidance of doubt not just a signature page) (a) by fax or (b) by e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the agreement thus made, each Party shall provide the other with the original of such counterpart as soon as reasonably practicable thereafter.

27.	EXPENSES
Save as otherwise provided herein or agreed in writing to the contrary, each party shall pay its own costs, charges and expenses connected with the negotiation, preparation, execution and implementation or this Agreement and all ancillary documentation envisaged herein. The Purchaser shall be responsible for payment of stamp duty on the transfers of the Shares to be effected hereunder.

28.	GOVERNING LAW AND JURISDICTION
This Agreement shall be construed in all respects in accordance with, and it and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, the laws of England. Each of the parties submits to the exclusive jurisdiction of the English Courts as regards any such dispute or claim.
IN WITNESS WHEREOF this Agreement has been duly executed as a Deed and delivered on the date set out on the first page.

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THE SCHEDULE – PART 1
Details of the Vendors, their Shareholdings and of the Consideration

Omitted

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THE SCHEDULE – PART 2
Details of the Companies
Omitted

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THE SCHEDULE – PART 3
Details of the Subsidiaries
Omitted

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THE SCHEDULE - PART 4
Completion Obligations

1.
At Completion the Vendors shall deliver, or procure to be delivered, to the Purchaser, or (if agreed in advance with the Purchaser) constructively deliver or make available to the Purchaser as agent for the Company as the case may be:

1.1
duly completed and executed transfers by the registered holders in favour of the Purchaser of all the Shares beneficially owned by them, together with the relative share certificates or lost share certificate indemnities in the agreed form;

1.2	a certified copy of each power of attorney under which any of the transfers or other documents referred to in this Part 4 of the Schedule is executed;

1.3	the Escrow Deed in duplicate duly signed by the Vendors’ Representatives;

1.4	the Employment Agreements in duplicate duly signed by HiFX plc and HiFX Limited (where applicable) and the Key Individuals;

1.5	the Settlement Agreements in duplicate duly signed by HiFX plc and Victoria Knowles, Joanna Taylor and Lucy Butcher;

1.6	joint elections under section 431 of the Income Tax (Earnings and Pensions) Act 2003 duly signed by HiFX plc and HiFX Limited (where applicable) and the Warrantors;

1.7
the statutory books and minute books of the Group Companies, together with the certificate of incorporation and certificate(s) of incorporation on change of name and common seal (if any) of the Group Companies;

1.8	letters of resignation in the agreed form from such of the directors and the secretaries of the Group Companies (in relation to their roles as directors and secretaries) as the Purchaser shall direct;

1.9	all books of accounts and documents of record and all other documents in the possession, custody or control of any of the Vendors in connection with each Group Company all complete and up to date;

1.10	all bank statements of all bank accounts of each Group Company as at a date not more than 2 Business Days prior to Completion;

1.11	new bank mandates to be given by each Group Company;

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1.12	all charge, credit or cash cards for the use of any of the resigning directors issued in the name of, or guaranteed by, any Group Company; and

1.13	evidence reasonably satisfactory to the Purchaser that the Vendors have complied with their obligations under Clause 2.

2.	At Completion, the Warrantors shall procure that:

2.1	All indebtedness owed by each of:

2.1.1	EIM to Barclays Bank Plc pursuant to a facility agreement dated 6 June 2012;

2.1.2	TBK to HiFX plc as the registered holder of £250,000 8% 2014 loan notes; and

2.1.3	EIM to Ian Alan Douglas and Judith Halewood (as executors and trustees of the Will of the late John Edward Halewood) as the registered holders of £2,290,000 8% undated subordinated loan notes;

2.1.4	Laurence Butcher to HiFX plc in the amount of £230,649.16 or, if incorrect, the aggregate amount outstanding from Laurence Butcher to HiFX plc at Completion;

2.1.5	Shaun Taylor to HiFX plc in the amount of £141,262.41 or, if incorrect, the aggregate amount outstanding from Shaun Taylor to HiFX plc at Completion;

2.1.6	Matthew Knowles to HiFX plc in the amount of £53,920 or, if incorrect, the aggregate amount outstanding from Matthew Knowles to HiFX plc at Completion; and

2.1.7
David Christie to HiFX plc in the amount of £42,838.27 plus any increased amount and interest received between the date of this Agreement up to the Completion Date or, if incorrect, the aggregate amount outstanding from David Christie to HiFX plc at Completion, has been repaid whether or not such indebtedness is due for repayment; and

2.2	EIM is released from all security granted by it in favour of Barclays Bank plc pursuant to a debenture dated 6 June 2012;

2.3	121 Payments Limited is released from all security granted by it in favour of the Trustees of the Brenard Pension Scheme pursuant to a deposit agreement dated 13 April 2012;

2.4	the Purchaser receives letters of non-crystallisation in respect of all security granted by:

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2.4.1	HiFX plc in favour of Barclays Bank plc (to the extent not covered in the release described in paragraph 2.2 above); and

2.4.2
the Foreign Subsidiaries (being such security as more particularly described in the Disclosure Letter) including, without limitation, any security granted by any Foreign Subsidiary in favour of the Bank of New Zealand, if required;

2.5	the Purchaser receives written confirmation that HiFX Limited has closed out its swap contract (no. C2493020 with value date 9th April 2014 for £6,673,130) or any replacement thereof; and

3.	The Vendors shall procure that a Board Meeting of each of the Companies shall be held at which:

3.1	it shall be resolved that the transfers in respect of the Shares each be passed for registration, subject only to their being duly stamped;

3.2	such persons as shall be nominated by the Purchaser shall be appointed directors and secretary (if applicable) of the Company;

3.3	Laurence Butcher and Shaun Taylor shall resign their positions as directors of EIM, TBK, HiFX plc and HiFM Limited, and Ian Douglas shall resign his position as a director of EIM;

4.	The Vendors shall procure that a Board Meeting of each of the Subsidiaries shall be held at which:

4.1	such persons as shall be nominated by the Purchaser shall be appointed directors or secretary (if applicable) of the Subsidiary;

4.2	such persons as the Purchaser shall have previously notified the Vendors in writing shall resign their positions as directors or as secretary (if applicable) of the Subsidiary;

5.	Subject to compliance by the Vendors with the provisions of paragraphs 1, 2, 3 and 4 of this Part of the Schedule, the Purchaser shall:

5.1	countersign one of the copies of the Escrow Deed and deliver it to the Vendors’ Representatives; and

5.2	deliver by telegraphic transfer an amount equal to

5.2.1
£101,500,000 (one hundred and one million five hundred thousand pounds sterling) to the client account of the Vendors’ Solicitors, details of which shall have been previously notified to the Purchaser in writing; and

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5.2.2	£9,500,000 (nine million five hundred pounds sterling) (being the Escrow Cash) to the Escrow Agent.
The delivery thereof shall constitute a complete discharge to the Purchaser for the cash element of the Consideration and the Purchaser shall not be concerned to see to the application thereof.

6.
The Purchaser may in its absolute discretion waive any requirements contained in this paragraphs 1, 2, 3 and 4 of this Part of the Schedule or may waive any such requirement on condition that the Vendors or any of them deliver to it on the Completion Date a written undertaking in such form and substance as at requires.

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THE SCHEDULE - PART 5
The Warranties

1.	SHARE AND LOAN CAPITAL

1.1
The Shares set out in Column 3 of Part 1 of the Schedule constitute the whole of the issued and allotted share capital of the Companies and are fully paid or credited as fully paid and all dividends declared or otherwise due in respect of the Shares have been paid.

1.2
There is no option, pre‑emption right, mortgage, charge, pledge, lien or other form of security, encumbrance or other Security Interest on, over or affecting the Shares or any of them and there is no agreement or commitment to give or create any of the foregoing. No claim has been made by any person to be entitled to any of the foregoing. Such Shares have never been the subject of a transaction at an undervalue (within the meaning of section 238 of the Insolvency Act 1986) and do not represent assets which have been the subject of a transaction at an undervalue. Each Vendor is entitled and able to sell and transfer with full title guarantee the Shares set out opposite his/its name in Column 3 of Part 1 of the Schedule to the Purchaser on the terms set out in this Agreement.

1.3
There are no agreements or arrangements in force which call for the present or future issue or allotment of, or grant to any party, the right (whether conditional or otherwise) to call for the issue, allotment or transfer of, any share or loan capital of the Company (including any option or right of pre-emption or conversion).

1.4	No one is entitled to receive from the Company a finder’s fee, brokerage or other commission in connection with the sale and purchase of the Shares under this Agreement.

1.5	The Company has no outstanding loan capital.

1.6	Each of EIM and TBK are, and have at all times been, non-trading holding companies.

2.	RECITALS AND OTHER INFORMATION
The facts set out in the Recitals and Parts 1, 2, 3, 6 and 7 of the Schedule are true, accurate and complete in all respects.

3.	ACCOUNTS

3.1
The Accounts have been prepared and audited in accordance with the requirements of the relevant statutes, regulatory requirements and in accordance with applicable Accounting Requirements. The bases and policies of accounting adopted for the purposes of preparing the Accounts are the same

HIF/0001/00024/23823897 v2

as those adopted in preparing the audited accounts of the Company in respect of the last three preceding accounting periods. The Accounts:

3.1.1	give a true and fair view of the financial and trading position, assets and liabilities and state of affairs of the Company and its Subsidiaries at the Accounts Date; and

3.1.2
(to the extent required by the Accounting Requirements) make provision or reserve for, or as appropriate disclose by way of note, all liabilities and capital commitments of the Group Companies outstanding or foreseeable at the Accounts Date, including liabilities for tax, financial lease commitments and pension liabilities, and bad and doubtful debts of the Group Companies as at the Accounts Date.

3.2
The rate of depreciation of the fixed assets of the Company and the Subsidiaries in the Accounts is estimated to be sufficient to write down the value to nil not later than the end of its useful working life.

3.3	The Company has not granted credit terms exceeding 30 days and there are no amounts owing to the Company which have been due for more than 42 days.

3.4
Neither the profits nor the financial or trading position of the Company in the financial period ended on the Accounts Date or thereafter as shown in the Management Accounts has been affected by any contract or arrangement of the Company which is or was not on an arms’ length basis.

4.	THE MANAGEMENT ACCOUNTS

4.1	The Management Accounts

4.1.1
have been prepared with due care and attention and in accordance with the normal monthly management procedure adopted by the Company, which procedure is consistent with and uses the accounting policies, bases and practices used in preparing the Accounts save in so far as would not reasonably be regarded as appropriate for unaudited management accounts; and

4.1.2
fairly disclose in accordance with good accounting practice the trading position, profit or loss and the assets and liabilities of the Company and its Subsidiaries as at the date(s) and for the period(s) to which they relate, and are not misleading to any material extent.

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5.	EVENTS SINCE THE ACCOUNTS DATE
Since the Accounts Date the Company has carried on its business in the ordinary and usual course and without any interruption or alteration in its nature, scope or the manner of carrying on the same and (without prejudice to the foregoing generality):

5.1
has not entered into or agreed to enter into any contract, obligation or commitment except routine contracts on arms’ length terms in the normal course of trading nor has it made any payment except for payments of a routine arms’ length nature in the normal course of trading;

5.2
there has been no change in the manner in which the Company conducts its business or in the assets or liabilities of the Company except for changes arising in the normal course of trading and there has been no significant and unusual increase or decrease in the level of current assets or liabilities of the Company;

5.3
has not disposed of or acquired, or agreed to dispose of or acquire, any business or shares, debentures or other securities in a company, or any interest in any business, shares, debentures or securities, or any other material asset or interest in any other material asset;

5.4
the Company has traded at a profit and there has been no event which affects adversely or is reasonably likely to affect adversely in each case to a material extent the business or financial position of the Group taken as a whole (not being an event affecting generally all companies carrying on similar business in the jurisdictions in which the Group Companies operate);

5.5
the gross commissions of the Company have not been materially less in the number of client transactions or in monetary terms than its gross commissions for the corresponding period in its preceding financial year;

5.6
no share or loan capital has been issued or allotted, or agreed to be issued or allotted, by the Company and the Company has not redeemed or purchased, or agreed to redeem or purchase, any of its share capital;

5.7	there has been no resolution of or agreement or consent by the members of the Company or any class thereof;

5.8	the Company has not entered into, or agreed to enter into, any capital transactions as vendor, purchaser, lessor or lessee exceeding individually £15,000 or in aggregate £100,000;

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5.9
no dividends or other distributions of capital or income have been, or have been treated as having been, declared, paid or made by the Company and the Company has not in any other way reduced its reserves, other than as provided for in the Accounts;

5.10
there has been no change in the basis of emoluments or any of the other terms and conditions of employment or engagement of any of the Employees or directors of the Company, no bonus or other similar payment has been paid to any of the Employees or directors and there has been no additional payment or contribution to any pension or other retirement benefit scheme in respect of any of the Employees or directors or former employees or former directors of the Company; and

5.11	the Company has not repaid a loan or other indebtedness (excluding trade creditors paid in the normal course of business) in advance of its stated maturity date.

6.	ARTICLES OF ASSOCIATION, BOOKS AND RECORDS

6.1	The copy of the Articles of Association (or equivalent constitutional documents) of the Company which is annexed to the Disclosure Letter is true, accurate and complete in all respects.

6.2
The Register of Members and other statutory books of the Company are up to date and have been properly kept and contain a record which is accurate and complete in all respects of the matters which should be dealt with therein and no notice or allegation that any of the same is incorrect or should be rectified has been received by the Company.

6.3
The Company has maintained since the date of its incorporation proper and consistent accounts, books and records of its business, assets and activities (including all accounts. books and records required to be maintained or preserved by law) and all such accounts, books and records are up to date and in the possession of the Company and the Company has operated adequate systems of financial control in relation to its book keeping.

6.4
All returns, particulars, resolutions and other documents required to be prepared, filed with or delivered to the Registrar of Companies or any other statutory, governmental or regulatory authority by the Company have been correctly and properly prepared and so filed or delivered.

7.	CONTRACTS AND COMMITMENTS

7.1
The Company is not a party to and has no liability (present or future, contingent or otherwise) under, or interest in, any agreement, commitment or arrangement which has been entered into otherwise than in the ordinary course of business and on arms’ length terms.

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7.2	The Company is not a party to any agreement or arrangement which imposes any restriction on its freedom to borrow or give security, dispose of its assets or carry on its business.

7.3
There is no contract to which the Company is a party and in which any of the directors of the Company or any of the Vendors or any person Connected with any of them is interested, directly or indirectly.

7.4
The Company has not given any power of attorney or any other authority which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf (other than the authority of directors at law and pursuant to the Company’s Articles of Association (or equivalent constitutional documents) and the authority of employees to enter into routine trading contracts in the normal course of their duties).

7.5
The Company is not a party to any arrangement or agreement which is material to the Group's financial or trading position, the terms of which include any provision whereby such arrangement or agreement shall by compliance with the terms of this Agreement or by reason of any change in the ownership of the Shares:

7.5.1	be terminated or become terminable by any party; or

7.5.2	be terminated or become terminable by any party on a date earlier or later than it would but for such change be liable to be terminated; or

7.5.3	be subject to any change in the terms thereof subsisting at the date of this Agreement; or

7.5.4	constitute a default under the terms thereof or relieve any party of its obligations thereunder.

7.6	Copies of the Company’s standard terms and conditions of business are attached to the Disclosure Letter.

7.7
So far as the Warrantors are aware, no event has occurred which would entitle any party to rescind or resile from, avoid, repudiate or otherwise terminate any agreement to which the Company is a party and, so far as the Warrantors are aware, neither the Company nor any counterparty has materially breached any agreement to which the Company is a party.

8.	BANK AND OTHER ACCOUNTS
Details of the bank accounts, building society accounts and other deposit accounts of the Company, including the balances thereon as at a date not more than two Business Days prior to the date of this Agreement are annexed to the Disclosure Letter and since the date of each such balance statements

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there have been no payments out of any such accounts except for routine payments in the normal course of business.

9.	LOANS, BORROWINGS AND OTHER OBLIGATIONS

9.1	The Company does not have bank borrowings which exceed applicable overdraft limits.

9.2
The total amount borrowed by the Company (as determined in accordance with the provisions of the relevant documents) does not exceed any limitation on borrowing powers contained in its Articles of Association (or equivalent constitutional documents) or in any other document.

9.3	The Company has not factored any of its debts or engaged in financing of any type which would not require to be shown or reflected in its statutory accounts.

9.4
The Disclosure Letter contains full details of all overdrafts, loans, letters of credit, debentures, acceptance credits or other financial facilities outstanding or available to the Company including accurate copies of all documents relating to such facilities; and no steps to require the Company to make early repayment of any indebtedness have been taken or threatened.

9.5	The Company does not own the benefit of any debt other than debts due to it in respect of trading in the conduct of its business.

9.6	There have been no loans or quasi loans between the Company and any director or the company secretary or any Employee or former employee or any of the Vendors or any person Connected with any of them.

9.7
There is no agreement or arrangement under which any amounts are owing by the Company to any present or former director or the company secretary or any Employee or former employee or any of the Vendors or any former shareholder or any person Connected with them, other than in respect of remuneration accrued due or reimbursement of business expenses validly incurred.

9.8
No person other than the Group Companies has given any guarantee of, or security, letter of credit, bond, indemnity or the like for, any overdraft, loan or loan facility or other obligation of the Company.

9.9	The Company has no liability (present or future, contingent or otherwise) under any guarantee, indemnity or the like with respect to the obligation of any person other than a Group Company.

9.10	The Company has not applied for or received any grants, subsidies or financial assistance from any governmental department or agency or any local or other authority or other body.

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10.	OWNERSHIP OF ASSETS

10.1
The Company owns legally and beneficially all assets included in the Accounts or which have been acquired since the Accounts Date (except for assets disposed of or realised in the ordinary course of business) other than assets which:

10.1.1	are the subject of a hire purchase contract or contract of lease or factoring, conditional sale or credit sale agreement; or

10.1.2	were acquired under retention or reservation of title arrangements in respect of goods or materials supplied to the Company in the ordinary course of business.

10.2	Details of all hire purchase contracts or contracts of lease involving expenditure of more than £25,000 per agreement or lease per annum are disclosed in the Disclosure Letter.

10.3	All the assets (and documents affecting the title to such assets) of the Company are in the possession of or under the control of the Company.

10.4
The Company owns or has a contractual right to use all of the assets necessary to allow the Company to carry on its business in the manner in which it is currently carried on and the Company has a contractual right to all services and facilities which the Company requires to allow the Company to carry on its business in the manner in which it is currently carried on. The business of the Group as it is currently carried on does not require the use of any assets owned or leased by any Vendor or any person Connected with any of them or the provision of any services by any Vendor or any person Connected with any of them (other than the Group Companies).

10.5
There is no Security Interest (as defined below) on, over or affecting the whole or any part of the property, undertaking or assets of the Company and there is no agreement or commitment to give or create any of the foregoing.

For this purpose “Security Interest” means any security interest (as such term is interpreted in Australia and New Zealand), mortgage, floating charge, pledge, lien, hypothec (other than lien or hypothec arising in the ordinary course of trading in respect of obligations which are not overdue), charge, option, right to acquire or other encumbrance or third party right (other than retention or reservation of title arrangements) (in each case given, granted or allowed to arise or subsist under any applicable law) and any lease, assignation or other agreement (in each case made or entered into under any applicable law) the main purpose, or one of the main purposes, of which is the giving or taking of security.

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10.6	No claim has been made by any person to be entitled to any Security Interest on or over any of the assets, property or undertaking of the Company.

11.	LICENCES, REGULATORY ETC.

11.1	All registrations, licences, consents, permits, permissions, approvals, memberships, appointments and authorities (public and private) (including without limitation those required under:

11.1.1	the Consumer Credit Act 1974 (as amended by the Consumer Credit Act 2006), FSMA, the PSRs and the FCA Handbook;

11.1.2
the Privacy Act 1993, the Credit Contracts and Consumer Finance Act 2003, the Securities Act 1978, the Securities Markets Act 1988, the Financial Service Providers (Registration and Dispute Resolution) Act 2008 and the Financial Advisers Act 2008 (New Zealand);

11.1.3
the Privacy Act 1988, the National Consumer Credit Protection Act 2009, the Corporations Act 2001, the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Australia) (including all relevant regulations),

(together “Licences”)) necessary to enable the Company to carry on its business effectively in the places and in the manner in which the business is now carried on have been obtained by the Company.

11.2	All Licences are valid and current, not limited in duration, not the subject of any dispute and not the subject of any material and onerous or material or unusual condition.

11.3
The Company has not at any time breached any of the terms or conditions of any Licenses and, so far as the Warrantors are aware, there are no facts existing or circumstances which will or may give rise to any such breach or which will or may (with or without the giving of notice) result in any Licences being suspended, cancelled, revoked or not renewed.

11.4	No such Licence will lapse as a result of the purchase of the Shares by the Purchaser.

11.5	All such Licences are in the name of the Company.

11.6	Information about the Company on the publicly available version of the FCA Register is true, complete and accurate in all respects and:

11.6.1	no application has been made to change any information about the Company (including without limitation any of its Approved Persons) on the FCA Register;

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11.6.2
no action has been taken by the FCA to suspend, limit, withdraw or otherwise modify any permissions, approvals, passport or waivers which would affect the information about the Company on the FCA Register; and

11.6.3	no other application for waiver, exemption or other relief has been made to the FCA.

11.7	The Company and its directors, officers, employees (in relation to the business and assets of the Company) have, in all material respects during the three years prior to the date of this Agreement:

11.7.1
conducted the business of the Company in compliance with the requirements of the Consumer Credit Act 1974 (as amended by the Consumer Credit Act 2006), FSMA, the PSRs, the FCA Handbook, the Securities Act 1978, the Securities Markets Act 1988 (New Zealand), the Privacy Act 1993 (New Zealand), the Financial Advisers Act 2008 (New Zealand), the Financial Service Providers (Registration and Dispute Resolution) Act 2008 (New Zealand), the Corporations Act 2001 (Australia), the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Australia) and the National Consumer Credit Protection Act 2009 (Australia), and the Licences (together, the “Regulatory Requirements”);

11.7.2	complied with the Company's own compliance policies and procedures; and

11.7.3	ensured that all of its promotional and advertising material complies with the Regulatory Requirements.

11.8
There have been implemented, maintained and operated in relation to the Company internal procedures which comply with the Money Laundering Regulations 2007 (United Kingdom), the Anti-Money Laundering and Countering Financing of Terrorism Act 2009 (New Zealand) and the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Australia).

11.9
There have been implemented, maintained and operated in relation to the Company internal procedures which comply with the Bribery Act 2010 (United Kingdom), the Crimes Act 1961 and the Secret Commissions Act 1910 (New Zealand), the Anti-Money Laundering Countering Financing of Terrorism Act 2009 (New Zealand) and the Criminal Code Act 1995 (Australia) (the “Anti-Bribery and Corruption Laws”).

11.10	The Company and its past and present officers and employees (in relation to the business and assets of the Company) have complied in all respects with the Anti-Bribery and Corruption Laws.

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11.11
So far as the Warrantors are aware, any person who is, or has at any time been, “associated” with the Company for the purposes of section 8 of the Bribery Act 2010 (“Associates”) have, in the course of their activities relating to the Company's business, complied in all respects with the Anti-Bribery and Corruption Laws.

The Warranties in paragraphs 11.9, 11.10 and 11.11 are together referred to as the “Anti-Bribery and Corruption Warranties”).

11.12	All breaches (if any) by the Company of the Regulatory Requirements have been remedied to the satisfaction of the relevant regulatory authority.

11.13	All binding recommendations (if any) suggested by a regulatory authority to which the Company is subject have been implemented to the satisfaction of the relevant regulatory authority.

11.14	All fines and levies (if any) imposed on the Company by any relevant regulatory authority have been paid.

11.15	There are client agreements in place between the Company and each of its clients to the extent required by the Regulatory Requirements.

11.16	So far as the Warrantors are aware:

11.16.1
no regulatory or disciplinary proceedings have been brought and no fine, sanction or other penalty has been imposed by the FCA or the OFT against the Company and its directors, officers and employees when acting in the course of their duties or employment on behalf of the Company; and

11.16.2
there have been no non-routine notifications to the FCA or the OFT and the Company has not notified the relevant regulatory authority that it has breached a rule or principle or expects to breach the same.

11.17	The Company has duly complied with all relevant requirements of the Data Protection Act 1988.

11.18	Those Subsidiaries and Companies that are required to be registered under the Data Protection Act 1998, are registered with the Information Commissioner.

11.19
The Company has not received any complaint, notice or communication which relates to the processing of Personal Data (as defined under the Data Protection Act 1998) as to the Company’s compliance with the Data Protection Act 1998.

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12.	INTELLECTUAL PROPERTY RIGHTS ETC

12.1
The Registered IP represents all the Intellectual Property which has been registered or applied for in the name of the Company. All registration dues and fees in relation to the Registered IP have been paid by the applicable due date and the Registered IP has not been allowed to lapse or is currently being prosecuted to grant and the Company has in its possession or control documents sufficient to demonstrate their ownership by the Group. The details given in relation to the Registered IP in Section A of Part 6 of the Schedule are true, complete and accurate in all respects.

12.2	The Company is the sole and absolute owner with full title guarantee (and in relation to the Registered IP, the applicant or registered proprietor) of the Listed IP.

12.3	The Business IP comprises all the Intellectual Property necessary for carrying on the business of the Group.

12.4	The Business IP owned by the Company is free from all Security Interests (as defined in Warranty 10.5 of this Part 5 of the Schedule).

12.5
In relation to any and all Business IP not owned by the Company, the Company is entitled to make use of such Business IP for all purposes necessary to conduct its business. The Disclosure Letter identifies any and all IP Agreements which are material to the business of the Company. So far as the Warrantors are aware, such Business IP is owned or validly licensed by the relevant licensor. There is no reason, so far as the Warrantors are aware, why any such material IP Agreements will not (where relevant) be renewed by the other party on their expiry upon terms substantially similar to those now applicable.

12.6
Save as specified in any of the IP Agreements, the Company has not granted or agreed to grant or, so far as the Warrantors are aware, is obliged to grant to any third party any licence, permission or similar right of use in any part of the world in relation to any Business IP.

12.7
So far as the Warrantors are aware, none of the Business IP is the subject of any pending or threatened claim, opposition, assertion, infringement, attack, right, action or other restriction or arrangement which does or may reasonably be expected to impinge upon the validity, enforceability or ownership thereof by the Company or the utilisation thereof (or of any part thereof) howsoever by the Company and so far as the Warrantors are aware, there are no grounds, facts or other circumstances which might result in any of the foregoing.

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12.8
So far as the Warrantors are aware, the Company has not infringed any intellectual property rights of any third party and the Company has not breached any written obligations of confidence owed to a third party.

12.9	So far as the Warrantors are aware, no third party has infringed the Business IP, breached any obligations of confidence owed to the Group or misappropriated or misused any Confidential Information.

13.	IT SYSTEMS

13.1	All the IT Systems:

13.1.1
are (save for Computer Software licensed and/or Computer Hardware leased to the Company) owned by the Company, are under its sole control and are not shared with or used by or on behalf of, or accessible by, any other person;

13.1.2	so far as the Warrantors are aware, have adequate capacity and performance to fulfil the Company’s present business needs;

13.1.3	function in all material respects in accordance with all applicable specifications and do not contain any defect or feature which may materially adversely affect their performance;

13.1.4	are adequately documented in up‑to‑date user manuals held by the Company so as to enable them to be used and operated by any reasonably qualified personnel; and

13.1.5
have been properly and regularly maintained and have adequate security, back‑up, duplication, hardware and software support and maintenance (including emergency cover) provided by suitably trained personnel to endeavour to ensure:

(a)	that there are no breaches of security and that errors and breakdown are kept to a minimum; and

(b)	that no material disruption will be caused to the business of the Company in the event of a breach of security, error or breakdown.

13.2
So far as the Warrantors are aware, no part of the IT System is infected by any virus or other extraneously induced malfunction. In the 12 months prior to the date of this Agreement, there have been no bugs or viruses in or failures or breakdowns of the IT System or any part of them which have caused material disruption or material interruption in or to the business of the Company. So

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far as the Warrantors are aware no person has had unauthorised access to the IT System or any data stored thereon.

13.3
With regard to the Computer Software the use of all Computer Software is licensed to the Company on the terms of written licences and the Company owns and has in its possession all source codes relating to such Computer Software.

13.4	All the Computer Software is held and used in all material respects in accordance with the terms of its licence and all copies of it made by the Company have been lawfully made.

13.5
So far as the Warrantors are aware, adequate steps have been taken to back up all electronically stored information used in the Company’s business and the Company has in place adequate disaster recovery and security arrangements in relation to the IT Systems.

14.	WINDING UP ETC.

14.1
No order has been made or petition presented or resolution proposed or passed for winding up of the Company or for an administration order in respect of the Company and no administrator or receiver (including any administrative receiver) has been appointed (and no notice of intention to appoint an administrator has been threatened, presented, made, served or filed) in respect of the whole or any part of any of the property, assets or undertaking of the Company.

14.2
No diligence (other than a diligence on the dependence of an action or to found jurisdiction), distress, execution, charging order, third party debt order or other similar process has been levied and is outstanding against any of the property, rights and assets of the Company and to the best of the knowledge, information and belief of the Warrantors, no circumstances have arisen which could give rise to same.

14.3
The Company is not insolvent or unable to pay its debts for the purposes of Section 123 of the Insolvency Act 1986 (United Kingdom) (the reference in that section to proving to the satisfaction of the court being disregarded), unable to satisfy the solvency test set out in section 4 of the Companies Act 1993 (New Zealand) or insolvent for the purposes of section 95A of the Corporations Act 2001 (Australia).

14.4	No receiver or administrative receiver or judicial factor has been appointed over any of the business or assets of the Company or any part thereof.

14.5	So far as the Warrantors are aware, no administrator or voluntary administrator (for the purposes of this paragraph 14.5, each an “Administrator”) has been appointed, petition has been presented

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for the appointment of an Administrator or notice of appointment of an Administrator presented or filed or notice of intention to appoint an Administrator given or filed under the Insolvency Act 1986 (United Kingdom), the Companies Act 1993 (New Zealand) or the Corporations Act 2001 (Australia), no voluntary arrangement has been proposed under Section I of the Insolvency Act 1986 in respect of the Company, no arrangement or creditor compromise has been proposed under Part 14 or 15 of the Companies Act 1993 or the Corporations Act 2001 in respect of the Company and no compromise or arrangement has been proposed, agreed to or sanctioned under Part 26 of the Companies Act 2006 (United Kingdom), the Companies Act 1993 or the Corporations Act 2001 (Australia) in respect of the Company.

14.6
So far as the Warrantors are aware, there are no circumstances existing which could render any transaction affecting the Company’s title to any material asset liable to challenge under the provisions of the Insolvency Act 1986 (United Kingdom), the Companies Act 1993 (New Zealand) or the Corporations Act 2001 (Australia).

15.	EMPLOYEES

15.1	The Employees are all the employees of the Group.

15.2	The particulars of the Employees set out in the Disclosure Letter are complete and correct.

15.3
No offer of employment has been made to any person that has not been accepted and remains open for acceptance as at the date of this Agreement or that has been accepted but the employment has not yet started.

15.4	In relation to each of the Employees the Warrantors have disclosed a table of information setting out complete and accurate details of the following:-

15.4.1	name of employee;

15.4.2	date of birth;

15.4.3	date of commencement of employment;

15.4.4
that the Company has checked that each Employee is entitled to work in the United Kingdom in compliance with the Asylum and Immigration Act 1996 and related regulations and details of the basis for the entitlement;

15.4.5	job title and duties;

15.4.6	any office or trusteeship held including directorships and pension roles;

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15.4.7
salary, directors’ fees paid in addition to normal remuneration and all other benefits (including car, private fuel, life assurance, private health care, BUPA or other medical cover, pension entitlement) and in each case confirmation whether they are considered contractual or not;

15.4.8	notice entitlement (each way) and/or period of contract (as appropriate);

15.4.9	hours of work and whether they have opted out of the Working Time Regulations; and

15.4.10	retirement age if not 65.

15.5	The Warrantors have disclosed copies of the standard documents which record the terms of employment of the Employees.

15.6
The Warrantors have disclosed copies of the terms of employment of all Employees not employed on the standard terms referred to in paragraph 15.5 (identified by reference to the tables referred to in paragraph 15.4).

15.7
The Warrantors have disclosed copies of all workplace policies, procedures and staff handbooks which apply to the Employees, including a copy of the disciplinary and grievance procedures and has confirmed whether such policies, procedures and handbooks are considered contractual or not.

15.8	The Warrantors have disclosed details of any agreed or proposed alterations to the terms and conditions or the workplace policies, procedures and staff handbooks referred to in clause 15.7.

15.9	All contracts of the Employees’ can be terminated without payment of damages or compensation (other than statutory compensation) on three months’ notice or less given at any time.

15.10	The Warrantors have disclosed full, accurate and complete details in relation to the Employees of the following together with any relevant documents relating to:-

15.10.1
any entitlement to a payment or benefit (including any right to an enhanced or augmented pension) on being made redundant or any other termination (other than the right to a statutory redundancy payment);

15.10.2
any existing or proposed bonus scheme, share option, share incentive or profit sharing scheme, incentive scheme or other such arrangement, including details of all options granted and details of any agreed or proposed alterations and details of the effect of the transaction on such a scheme;

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15.10.3	any loans made to or guarantees provided by the Company for the benefit of any Employee and whether repayment is required as a result of this transaction; and

15.10.4	any payments made to a spouse (or former spouse) of an Employee or former director/employee employed or engaged in the Company’s business.

15.11
No negotiations are taking place with, and no proposals have been made to, the Employees or any representative on their behalf (formally or informally) to introduce, increase or otherwise vary any of the foregoing terms and conditions, including remuneration and benefits, and the Company is under no contractual obligation so to do.

15.12	No director or Employee has given notice of termination of his contract of employment or is under notice of termination, dismissal or notice of redundancy.

15.13
There are no pending, threatened or outstanding grievances, disputes, claims or legal proceedings or appeals between the Company and any Employees or former employees or any trade union or other organisation representing employees and there are no circumstances which may give rise to any such disputes, claims or legal proceedings.

15.14
In the 12 months preceding this Agreement, there has been no recommendation made by an industrial tribunal nor any investigation by anybody responsible for investigating or enforcing matters relating to discrimination.

15.15
No Employee is receiving or is due to receive payment under any sickness, permanent health insurance, workers compensation insurance or disability schemes and there are no pending claims for such payments.

15.16
No Employee has been absent from work for 21 working days or more in any 6 month period in the last 12 months, on account of injury, ill-health or any other reason (other than pre-arranged holidays), whether or not the days of absence have been consecutive.

15.17	No Employee is on secondment, long-term sick, maternity or other leave who has a right to return to work.

15.18	There are no amounts outstanding or promised to any of the director and Employees, and no liability has been incurred by the Company which remains undischarged for:-

15.18.1	breach of any employment contract or any industrial instrument or award;

15.18.2	redundancy payments (statutory or otherwise, including protective awards); and/or

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15.18.3
compensation under any employment or occupational health and safety legislation or regulations, including wrongful dismissal, unfair dismissal, equal pay, sex, race or disability discrimination or otherwise.

15.19	All Employees are entitled to work in the jurisdiction in which they are employed.

15.20	By complying with their contract of employment none of the Employees are in breach of any applicable restriction on their right to work in the jurisdiction in which they are employed.

15.21
There are no recognition, procedural or any other agreements or undertaking between the Company and any trade union or other similar organisation in relation to the Employees (and there are no outstanding applications for recognition) and the Company is not a party to any collective or other group wage bargaining arrangement.

15.22	There are no contracts for services (including, without limitation, consultancy agreements and/or outsourcing agreements) between the Company and any person.

15.23
During the period of six years preceding the date of this Agreement, the Company has not been a party to any “relevant transfer” (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 2006, as amended) or failed to comply with any duty to inform and consult with appropriate representatives of any affected employees under Regulation 13 of the Transfer of Undertakings (Protection of Employment) Regulations 2006, as amended (or the equivalent provisions of the Transfer of Undertakings (Protection of Employment) Regulations 1981).

15.24
None of the Employees have at the date of this Agreement any accrued rights to a payment for annual leave, personal/carer's leave or long service leave which have not been provided for in the Accounts.

15.25
The Company has complied will all obligations to pay superannuation contributions in respect of the Employees to any superannuation fund and has complied with and discharged all other obligations in respect of superannuation, whether arising under law, trust deed, agreement, industrial instrument or otherwise.

15.26
The Company has no outstanding liability to pay any amount by way of superannuation guarantee charge pursuant to the Superannuation Guarantee (Administration) Act 1992 (Cth) or any other amount by reason of that legislation in respect of any Employee or former employee.

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16.	PENSIONS

16.1
Apart from the Disclosed Pension Schemes, the Company does not have, and has not had, any Pension Scheme or arrangement (legally binding or otherwise) for providing or contributing towards benefits on retirement, leaving service, death, disability, illness or injury for or in respect of any current or former employee or officer of the Company or their dependants and the Company has not provided or promised to provide any ex-gratia pension benefits, lump sums or similar benefits for any current or former employee or officer of the Company or their dependants. The Company does not provide or contribute towards, and has not undertaken to provide or contribute towards, any such benefits in respect of any current or former employee or officer of the Company except through the Disclosed Pension Schemes. No announcement has been made of an intention to establish any new arrangement for providing or contributing towards any such benefits. No undertaking or assurance has been given as to the continuance, improvement or increase of any benefit under the Disclosed Pension Schemes or of a kind set out above.

16.2	In respect of the Disclosed Pension Schemes, the Warrantors have given the Purchaser complete, accurate and up-to-date copies of:

16.2.1	all documents governing the Company’s legal obligations to contribute thereto;

16.2.2	all explanatory literature and announcements issued to active or prospective members thereof;

16.2.3	any contracts of employment or engagement giving any of the Employees a right to be a member of the Disclosed Pension Schemes; and

16.2.4	documentation describing accurately all the benefits therefrom to which any Employee is legally entitled.

16.3	Each of the Disclosed Pension Schemes:

16.3.1	is a registered pension scheme as defined in Section 150(2) of the Finance Act 2004 (and there is no reason why such classification as a registered pension scheme could be withdrawn);

16.3.2
is and has always been managed in accordance with all applicable laws, regulations and requirements including (without limitation to) trust law, anti-discrimination law, pensions taxation law (including the Finance Act 2004 as amended and regulations made under that Act) and the requirements and guidance of the Pensions Regulator and Her Majesty’s

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Revenue & Customs, and there are no, nor have there been any, pending or threatened proceedings or disputes about benefits (or a failure to provide benefits) thereunder, nor any circumstances which might give rise to such a claim; and

16.3.3
offers only benefits on the retirement, death, disability, illness or injury of any of the any employee or officer of the Company that are fully funded or insured with an insurance company of good repute for their full amount and on normal commercial terms for people in good health, and nothing has been done or left undone which might entitle the insurance company to avoid or limit its liability under any contract covering these benefits.

16.4	All contributions, premiums, expenses and professional fees in respect of the Disclosed Pension Schemes have been paid.

16.5
No claim has been made or threatened against the Company in respect of the Disclosed Pension Schemes and, so far as the Warrantors are aware, there are no circumstances which may give rise to any such claim.

16.6
Apart from earnings related lump sum death benefits, the Disclosed Pension Schemes provide only money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993) and the Company has not given any promise or assurance to any beneficiary of the Disclosed Pension Schemes that his benefits under the Disclosed Pension Schemes will be calculated wholly or partly by reference to that person's remuneration or will be any particular amount.

16.7
No current or former employee or officer of the Company whose employment transferred to or has transferred to the Company under legislation or regulations on the transfer of undertakings or otherwise was a member of or entitled to be or become a member of any final salary or defined benefit occupational pension scheme and therefore no current or former employee or officer of the Company has any rights to early retirement or to other enhanced rights, including pension rights on redundancy.

16.8
The Company does not have, has never had and has not inherited through the transfer of employees any custom and practice in relation to granting pensions before normal retirement age, whether due to redundancy, early retirement or otherwise. The Company has not given any undertakings or assurances (whether legally enforceable or not) in relation to granting pensions before normal retirement age, whether due to redundancy, early retirement or otherwise.

16.9	The Company has complied at all times with its obligations in relation to stakeholder pensions under the Welfare Reform and Pensions Act 1999.

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16.10
No financial support direction or contribution notice has been issued by the Pensions Regulator under section 43 or 38 of the Pensions Act 2004 respectively against any Group Company; no Group Company is, nor has been at any time since 27 April 2004, connected with or an associate of any other company which participates, or has participated, in a scheme to which section 38 or 43 of the Pensions Act 2004 applies and there is no fact or circumstance likely to give rise to any such direction or notice. For these purposes, “connected” and “associate” have the meanings given to them in sections 435 and 249 of the Insolvency Act 1986 respectively. No restoration order has been issued by the Pensions Regulator under section 52 of the Pensions Act 2004 against any Group Company, and no Group Company has been a party to a transaction at an undervalue (as defined in section 52(6) of the Pensions Act 2004) entered into within two years prior to the date of this Agreement.

16.11	The automatic enrolment staging dates (for the purposes of the Pensions Act 2008) of each Group Company to which Part 1 of that Act applies are included in the Disclosure Letter.

17.	INSURANCE

17.1
Details of all insurances currently effected by or for the benefit of the Company are set out in the Disclosure Letter. So far as the Warrantors are aware, all such insurances are currently in full force and effect and nothing has been done or omitted to be done which could make any such insurance void or voidable. Such insurances are not terminable as a result of the transactions contemplated by this Agreement.

17.2	So far as the Warrantors are aware:

17.2.1	there is no insurance claim pending or outstanding or which may be made under any of the policies of insurance maintained by or for the benefit of the Company; and

17.2.2	no circumstances have arisen which may give rise to such a claim.

17.3	The Disclosure Letter contains complete and accurate details of all insurance claims made by any Group Company during the period of three years ending on the date of this Agreement.

18.	USE OF OTHER NAMES
During the last 3 years the Company has not used on its letterheads, brochures, advertisements or other literature or vehicles any name other than its corporate name or the corporate name of a member of the Group, or otherwise carried on business under any name other than its corporate name or the corporate name of a member of the Group.

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19.	SUBSIDIARIES ETC

19.1
The Company has had no subsidiaries other than the Subsidiaries. The Company (or, where specified in Part 3 of the Schedule, a Subsidiary) is the sole legal and beneficial owner of the whole of the issued share capital of each of the Subsidiaries. The whole of the issued share capital of each of the Subsidiaries has been validly allotted and issued and is fully paid or properly credited as fully paid.

19.2
There is no option, pre-emption right, mortgage, charge, pledge, lien or other form or security, encumbrance or other Security Interest on, over or affecting any of the share capital of any of the Subsidiaries and there is no agreement or commitment to give or create any of the foregoing. Such shares have never been the subject of a preference (within the meaning of section 239 of the Insolvency Act 1986) or a transaction at an undervalue (within the meaning of section 238 of the Insolvency Act 1986) and do not represent assets which have been the subject of a transaction at an undervalue. No claim has been or will be made by any person to be entitled to any of the foregoing.

19.3
The Company is not the holder or beneficial owner of, and has not agreed to acquire any share or other capital of, any company or corporation whether limited or unlimited and whether incorporated in the United Kingdom or elsewhere (other than the shares in the Subsidiaries) nor is it a member of any partnership, joint venture or unincorporated company or association nor a party to any profit or loss sharing agreement.

19.4	No Group Company has any agency, branch or other place of business or permanent establishment outside the United Kingdom, Australia, New Zealand and Spain.

19.5	The dormant Subsidiaries are non-trading companies with no assets and no liabilities.

20.	COMPLIANCE AND LITIGATION

20.1
The Company and its directors, officers, employees and Approved Persons have at all times in relation to the business and assets of the Company complied in all material respects with its Articles of Association (or equivalent constitutional documents) and all applicable statutes, laws, regulations, rules and codes of practice in the United Kingdom or elsewhere.

20.2
The Company and its directors, officers, employees and Approved Persons, in relation to the business and assets of the Company, are not in breach of any order, decree or judgment of any court or any governmental or regulatory authority in the United Kingdom or elsewhere. The Company is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business and such business is carried out entirely through the Group and not through any corporate

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entity which is not a Group Company. Each Group Company is validly incorporated and subsisting in the jurisdiction in which it is registered.

20.3
All persons who perform controlled functions are Approved Persons. Each director, officer, employee or other Approved Person of the Company has in all respects complied with all applicable provisions and requirements of the FCA’s Approved Person regime.

20.4
Neither the Company nor any person for whose acts and defaults the Company may be vicariously liable is (in the case of any such person, in respect of such an act or default) a party to any litigation, arbitration, prosecution or other proceedings (including any proceedings before an Employment Tribunal or governmental, taxation, regulatory or administrative agency or authority) and no litigation, arbitration, prosecution, administrative action or other proceeding is threatened or pending by or (so far as the Warrantors are aware) against the Company or any such person (in respect of such an act or default) and (so far as the Warrantors are aware) there are no facts which (with or without the giving of notice or lapse of time) might reasonably be expected to give rise to any such litigation, prosecution, arbitration or other proceedings.

20.5
The Company is not subject to any order, decree or judgment given by any court or governmental, Taxation Authority, regulatory or administrative agency nor, so far as the Warrantors are aware, is any governmental or official enquiry or investigation concerning the Company or any of its officers or employees (in relation to the business and assets of the Company) in progress or pending or threatened and the Company or any of its officers or employees (in relation to the business and assets of the Company) has not been and is not a party to any undertaking or assurance given to any court or any such agency or authority which is still in force, nor, so far as the Warrantors are aware, are there any facts or circumstances which (with or without the giving of notice or lapse of time) would be likely to result in the Company becoming subject to any such order or judgment or enquiry or investigation or being required to be a party to any such undertaking or assurance.

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THE SCHEDULE - PART 6
Listed IP
Omitted

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THE SCHEDULE - PART 7
Properties
Omitted

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THE SCHEDULE - PART 8
Purchaser’s Warranties

1.	The Purchaser has the requisite powers and authorities to enter into and perform its obligations under this Agreement.

2.	This Agreement constitutes valid and binding obligations of the Purchaser in accordance with its terms.

3.
The execution, delivery and performance by it of this Agreement, the Escrow Deed and the Disclosure Letter will not result in a breach of any law or order, judgment or decree of any Court, governmental agency or regulatory body to which it is a party or by which it is bound.

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THE SCHEDULE - PART 9
Tax Undertaking

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Tax Undertaking:

1.1.1	unless otherwise stated, words and expressions defined in the Agreement have the same meaning wherever used in this Tax Undertaking; and

1.1.2	references to paragraphs are to paragraphs of this Tax Undertaking.
1.2    In this Tax Undertaking the following words and expressions bear the following meanings namely:

“Accounts Relief”
means any Relief which was shown as an asset in the Net Assets Statement or was taken into account in calculating (and so reducing or eliminating) any provision for deferred tax which appears or but for the assumed availability of such Relief would have appeared in the Net Assets Statement;

“Claim for Tax”
means:
(a) any notice, demand, assessment, letter or other document issued or action taken by or on behalf of any Taxation Authority; or
(b) the preparation or submission of any Taxation form, return or computation (including without limitation any self-assessment), indicating that a Group Company is or may be subject to a Liability to Taxation or other liability in respect of which the Warrantors may be liable under this Tax Undertaking or for breach or non-fulfilment of any of the Tax Warranties;

“Event”	means any transaction, act, event or omission of whatever nature;
“Purchaser’s Relief”	means: (a) an Accounts Relief; (b) a Relief arising as a result of an Event occurring after Completion; and (c) a Relief arising to the Purchaser, whenever arising; but excluding any Saving or Repayment;
“Relief”
means any relief, allowance, exemption, set-off or deduction in computing profits chargeable to Taxation or any credit granted by or pursuant to any Taxation legislation or otherwise relating to any forms of Taxation;

“Repayment”	has the meaning given in paragraph 6.1.4; and
“Saving”	has the meaning given in paragraph 6.1.3.

1.3	References in this Tax Undertaking to “Taxation”, “Tax”, “taxation” or “tax” mean:

1.3.1
all forms of taxation and all statutory, governmental, state, provincial, local governmental or municipal charges, imposts, duties, levies and withholdings in the nature of tax whether of the United Kingdom or elsewhere in the world whenever imposed and whether or not such taxation is primarily chargeable against or attributable

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to any other person, firm or company, but excluding all business rates, water rates and local authority and utility charges; and

1.3.2	any interest, penalties, or fines arising as a result of any failure to comply with or fulfil any obligation imposed in respect of any Taxation falling within paragraph 1.3.1.

1.4	References in this Tax Undertaking to any “Liability to Taxation” mean:

1.4.1	a liability to make a payment of or increased payment of Taxation;

1.4.2	the loss in whole or in part of an Accounts Relief; and

1.4.3
the setting off in whole or in part against profits earned, accrued or received on or before Completion, or against any actual Liability to Taxation arising as a result of an Event occurring on or before Completion, of any Purchaser’s Relief, provided that, but for the setting off of the Relief, a Group Company would have had an actual Liability to Taxation in respect of which the Warrantors would have been liable under this Tax Undertaking.

1.5	In any case specified in paragraph 1.4 above, there shall be treated for the purposes of this Tax Undertaking as the amount of any Liability to Taxation:

1.5.1	in a case within paragraph 1.4.1, the amount of the payment or increased payment of Taxation;

1.5.2
in a case within paragraph 1.4.2 which relates to the loss of an Accounts Relief other than a right to repayment of Taxation, the amount of the Taxation which would otherwise have been relieved, allowed or credited by the Relief so lost and which shall be calculated by applying the rate of Taxation assumed in calculating the value of the Relief for the purposes of the Net Assets Statement or which would have been assumed in calculating the value of any provision for deferred tax in the Net Assets Statement but for the assumed availability of the Relief;

1.5.3
in a case within paragraph 1.4.2 which relates to the loss of an Accounts Relief which is a right to repayment of Taxation, the amount of the repayment of Taxation which would otherwise have been obtained and was lost; and

1.5.4
in a case within paragraph 1.4.3, the amount of Taxation which would have arisen and for which the Warrantors would have been liable but for the Relief or right to repayment of Taxation which is set off.

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1.6
References in this Tax Undertaking to profits include income, profits or gains (including capital gains). References to profits earned, accrued or received include profits deemed to have been or treated as earned, accrued or received for the purposes of Taxation.

1.7	References in this Tax Undertaking to an Event occurring before, on or after a given date shall include any Event deemed to have occurred for any Tax purpose before, on or after that date.

2.	AGREEMENT AND UNDERTAKING

2.1	Subject as hereinafter provided, the Warrantors hereby undertake on a several basis to the Purchaser to pay to the Purchaser an amount equal to:

2.1.1	any Liability to Taxation of, or imposed upon, or chargeable upon, a Group Company resulting from:

(a)	profits earned, accrued or received on or before Completion; or

(b)	any Event occurring or deemed to have occurred on or before Completion;

2.1.2	any Liability to Taxation in respect of inheritance tax which:

(i)	at Completion forms a charge on, or gives rise to a power to sell, mortgage or charge, any assets of a Group Company or the Shares; or

(ii)
after Completion takes the form of a charge on, or gives rise to a power to sell, mortgage or charge, any assets of a Group Company or the Shares as a result of the death of any person after Completion which would, if the death had occurred immediately before Completion and the inheritance tax payable as a result had not been paid, have existed at Completion; or

(iii)	arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring); and

2.1.3
any Liability to Taxation of a Group Company to make a payment in respect of Tax or of an amount equal to any Tax, to any person by reference to an Event which occurred on or before Completion including but not limited to any liability of a Group Company to make such a payment under any indemnity, covenant, guarantee or charge entered into by a Group Company before Completion; and

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2.1.4	any secondary liability of a Group Company arising as a result of the failure of any of the Vendors to pay Tax due to be paid by them at any time; and

2.1.5	any Liability to Taxation of a Group Company to account for Tax in respect of:

(a)	any option or other right granted on or before Completion to acquire securities or the exercise of such an option or right; or

(b)
any employment related securities (as defined for the purposes of Part 7 ITEPA) acquired on or before Completion or acquired as a result of a right or obligation (whether or not legally binding) created on or before Completion; and

2.1.6
any Liability to Taxation of a Group Company that arises at any time under Part 7A ITEPA arising as a consequence of a relevant step (within the meaning of section 554A ITEPA) having been entered into where the relevant arrangement (within the meaning of section 554A ITEPA) pursuant to which the relevant step is taken was entered into before Completion;

2.1.7
any reasonable out-of-pocket expenses reasonably and properly incurred or payable by the Purchaser or a Group Company in connection with any Liability to Taxation for which the Warrantors are liable under this Tax Undertaking, save to the extent that the Warrantors have already indemnified the Purchaser or the Group Company in question against those expenses under the provisions of paragraph 7 of this Tax Undertaking.

3.	QUALIFICATIONS TO AGREEMENT AND UNDERTAKING

3.1
The undertaking in paragraph 2 shall not apply to, and the Warrantors shall not be liable under the Tax Undertaking or in respect of a breach of the Tax Warranties in respect of, any Taxation, Liability to Taxation or other amount under this Part or Part 10 to the extent that:

3.1.1	provision, allowance or reserve in respect of the Taxation, liability to Taxation or other amount under this Part or Part 10 in question has been made in the Net Assets Statement; or

3.1.2	such Taxation, Liability to Taxation or other amount was paid or discharged on or before Completion and was taken into account in the preparation of the Net Assets Statement; or

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3.1.3	the Taxation, Liability to Taxation or other amount has been recovered pursuant to a claim under this Tax Undertaking, the Warranties or any other provision of this Agreement; or

3.1.4
it occurs as a result of or is otherwise attributable to any voluntary transaction or act, or wilful omission, of the Purchaser, any member of the Purchaser’s Group or any Group Company (or any successor in title to any of them) effected after Completion but excluding any act:

(a)	carried out pursuant to a legally binding obligation of a Group Company entered into prior to Completion; or

(b)
pursuant to an obligation imposed by any law or any regulation or requirement having the force of law including where complying with such obligation results directly or indirectly in an enquiry, investigation or audit; or

(c)	taking place with the written consent of the Warrantors or pursuant to a legally binding obligation under this agreement or under any document executed pursuant to this agreement; or

(d)	occurring in the ordinary course of business of a Group Company as carried on at Completion; or

(e)
consisting of the lodging of a document for stamping with HMRC (or other equivalent Tax Authority outside the United Kingdom) after Completion or the bringing into the United Kingdom of any document executed prior to Completion outside the United Kingdom; or

3.1.5	the Taxation, Liability to Taxation or other amount arises or is increased as a result of:

(a)	any increase after Completion in rates of Taxation; or

(b)
the imposition of any change in law, including in legislation or regulatory requirements or any judgment or a decision of a tribunal or court delivered or announced after Completion which have retrospective effect; or

(c)	any change after Completion in the published practice or any extra statutory concession of a Taxation Authority; or

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(d)	any changes after Completion in Accounting Requirements, whether with or without retrospective effect; or

3.1.6
the Taxation, Liability to Taxation or other amount arises or is increased as a result of any change in the accounting or Taxation policy or practice of any Group Company introduced after Completion (save where such change was necessary in order to comply with generally accepted accounting practice in force at Completion); or

3.1.7
the Taxation, Liability to Taxation or other amount arises as a result of a failure or omission by a Group Company after Completion to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing the making, giving or doing of which was taken into account in computing the provision for Taxation in the Net Assets Statement provided that full details of any such claim, election, surrender, disclaimer or other notice are provided to the Purchaser at least 10 Business Days before the deadline for filing the same; or

3.1.8
the Taxation, Liability to Taxation or other amount is attributable to any Group Company ceasing to be entitled to any marginal rate of corporation tax as a result of the purchase of the Shares by the Purchaser or any different treatment of any Relief for the same reason; or

3.1.9	the Taxation, Liability to Taxation or other amount would not have arisen but for or is in respect of interest and penalties and increased by:

(a)	the failure of the Purchaser to comply with its obligations under this Agreement; or

(b)	the failure by the Purchaser or any Group Company to make payment of Tax where the Warrantors have made timely payment to the Purchaser in respect of such Tax; or

3.1.10
the Taxation, Liability to Taxation or other amount arises or is increased as a result of the non-availability of any Relief which would have been available to a Group Company but for either a change after Completion in the nature or conduct of a trade carried on by a Group Company on or prior to Completion or the reduction or cessation of such trade after Completion; or

3.1.11	the Taxation, Liability to Taxation or other amount would not have arisen but for or is increased by the making, amendment or withdrawal of any claim, election, surrender

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or disclaimer or the giving of a notice or consent in relation to Tax in each case after Completion, where such claim, election, surrender or disclaimer or the giving of such notice or consent is in respect of a period commencing before Completion and was not taken into account in the preparation of the Net Assets Statement; or

3.1.12	any Relief (not including any Purchaser’s Relief) is available to set off against, reduce or otherwise mitigate the Taxation, Liability to Taxation or other amount; or

3.1.13
the Taxation, Liability to Taxation or other amount arises on or by reference to the actual (as opposed to deemed) earning, receipt or accrual of profits of any Group Company which were not reflected in the Net Assets Statement and an amount equal to such profit remains an asset of the Group Company at Completion; or

3.1.14
the Taxation, Liability to Taxation or other amount comprises interest or penalties arising by virtue of an underpayment of instalments of corporation tax prior to Completion, insofar as such underpayment would not have been an underpayment but for a bona fide estimate made prior to Completion of the amount of the profits to be earned, accrued or received after Completion proving to be incorrect; or

3.1.15	the Taxation, Liability to Taxation or other amount arises as a result of or in connection with any Event which takes place at the written request of the Purchaser; or

3.1.16
the Taxation, Liability to Taxation or other amount arises as a result of the withdrawal on or after Completion of any written agreement or administrative arrangement of the Group made with any Taxation Authority, whether with or without retrospective effect; or

3.1.17
the Taxation, Liability to Taxation or other amount is reimbursed or the Purchaser or any Purchaser’s Group Company is entitled to have such Taxation, Liability to Taxation or other amount reimbursed without any right of relief, set off, subrogation or deduction of excess against the Purchaser or the Purchaser’s Group Company under a policy of insurance or any other similar form of insurance, guarantee or other cover from whatever source; or

3.1.18
in respect of a claim for a breach of the Tax Warranties only, the Taxation, Liability to Taxation or other amount is a contingent liability, unless and until such contingent liability becomes an actual liability.

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3.2	The provisions of Clause 11 and Part 12 of the Schedule to this Agreement shall apply to this Tax Undertaking.

4.	PURCHASER’S OBLIGATIONS
The Purchaser shall preserve and shall procure that the Group preserves all documents, records, correspondence, accounts and other information whatsoever in respect of or which may be relevant for the purpose of determining the liability of the Group to Taxation for such period as they are required to by law.

5.	GROSSING-UP

5.1	All sums payable by the Warrantors to the Purchaser under this Tax Undertaking shall be paid free and clear of all deductions or withholdings save only as may be required by law.

5.2
If any sums payable by the Warrantors to the Purchaser are payable subject to any deductions or withholdings in respect of Tax required by law, the Warrantors shall be obliged to pay to the Purchaser such amount as will after the deduction or withholding has been made leave the Purchaser with the same amount as it would have been entitled to receive in the absence of such requirement to make a deduction or withholding.

5.3	The obligation of the Warrantors under paragraph 5.2 shall be disapplied to the extent that:

5.3.1	the deduction or withholding would not have arisen but for any assignment, charge or disposal of, or any other dealing in, the rights of the Purchaser hereunder;

5.3.2	the deduction or withholding would not have arisen but for the Purchaser directing that a payment by the Warrantors under this Tax Undertaking should be made to any person other than the Purchaser;

5.3.3	the deduction or withholding would not have arisen had the Purchaser been resident for Tax purposes in the United Kingdom.

6.	OVER-PROVISION, SAVINGS AND RECOVERY

6.1	If:

6.1.1	any provision for Tax in the Net Assets Statement has proved to be an over-provision or excessive (an “Over-provision”); or

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6.1.2	any Relief or repayment of Taxation which is treated (or which should have been treated) as an asset in the Net Assets Statement proves to be understated (an “Understatement”); or

6.1.3
any Liability to Taxation (or any Event giving rise to a Liability to Taxation) which has resulted in a payment having been made under this Tax Undertaking has given or will give rise to a corresponding benefit or saving (a “Saving”) for any Group Company which would not otherwise have arisen; or

6.1.4
after Completion, any repayment of Taxation (other than an Accounts Relief) is received by or credited to any Group Company or the Purchaser in respect of any actual Liability to Taxation of any Group Company which arose in respect of income, profits or gains arising, or any Event occurring, on or before Completion (a “Repayment”);

then the amount of the Over-provision, Understatement, Saving or Repayment (the “Relevant Amount”) shall be dealt with in accordance with paragraph 6.3 below.

6.2
The Purchaser shall, as soon as is reasonably practicable and in any event within ten Business Days of the Purchaser becoming aware that an Over-provision, Understatement, Saving or Repayment has arisen:

6.2.1	notify the Warrantors of the Relevant Amount; and

6.2.2	take all reasonable steps to realise the Relevant Amount.

6.3	Where it is provided under paragraph 6.1 that a Relevant Amount is to be dealt with in accordance with this paragraph:

6.3.1	the Relevant Amount shall first be set off against any payment then due from the Warrantors under this Tax Undertaking or in respect of a breach of the Tax Warranties;

6.3.2
to the extent there is an excess, a refund shall be made to the Warrantors of any previous payment or payments made by the Warrantors under this Tax Undertaking or in respect of a breach of the Tax Warranties and not previously refunded under this paragraph up to the amount of such excess within five Business Days of the Relevant Amount being ascertained; and

6.3.3	to the extent that the excess referred to in paragraph 6.3.2 is not exhausted under that paragraph, the remainder of that excess shall be carried forward and set off against any

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future payment or payments which become due from the Warrantors under this Tax Undertaking or in respect of a breach of the Tax Warranties.

6.4
If the parties cannot agree as to the existence and/or the quantum of any Over-provision, Understatement, Saving or Repayment, such disagreement may be referred by either party to the auditors for the time being of the Group for determination and, in making such determination, the auditors shall act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties. The costs of the auditors shall be borne as the auditors shall determine having regard to the relative merits of the parties in respect of the disagreement and such determination as to costs will be conclusive and binding on the parties.

6.5
If the Warrantors pay to the Purchaser an amount in respect of a claim under this Tax Undertaking or the Tax Warranties and the Purchaser, any Group Company or any member of the Purchaser’s Group subsequently recovers from a third party (including any Taxation Authority) an amount which is referable to the Liability to Taxation or other matter giving rise to the claim then:

6.5.1
if the amount paid by the Warrantors in respect of the claim is more than the Sum Recovered (as defined below), the Purchaser shall pay, or shall procure that the Group shall pay, to the Warrantors forthwith the Sum Recovered; and

6.5.2
if the amount paid by the Warrantors in respect of the claim under this Tax Undertaking or the Tax Warranties is less than or equal to the Sum Recovered, the Purchaser shall pay, or shall procure that the Group shall pay, to the Warrantors forthwith an amount equal to the amount in question paid by the Warrantors.

6.6
An Overprovision, Understatement, Saving or Repayment shall not be treated as a Relevant Amount for the purposes of paragraph 6.3 if and to the extent that it has already been taken into account in determining, and so reducing, the quantum of any claim made in respect of a breach of the Tax Warranties.

For the purposes of this paragraph 6.5, the “Sum Recovered” means an amount equal to the aggregate of the amount recovered from the third party (including any interest and repayment supplement) less any Tax to which that amount gives rise and less all reasonable out-of-pocket expenses incurred by the Purchaser or the Group in recovering the amount from the third party.

7.	NOTICE OF LIABILITY AND CONDUCT OF CLAIMS

7.1	If the Purchaser, any member of the Purchaser’s Group and / or any Group Company becomes aware of any Claim for Tax, the Purchaser shall as soon as reasonably practicable give written notice of

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it to the Vendors’ Representatives (and in any event, in circumstances where it is possible to appeal against or apply to postpone the Claim for Tax, the Purchaser shall give written notice to the Vendors’ Representatives at least 15 Business Days prior to the expiry of any period within which such appeal or application to postpone must be made) provided that delivery of that notice within that timeframe shall not be a condition precedent to the liability of the Warrantors under the Tax Undertaking or the Tax Warranties. Any notice which the Purchaser is required to give under this paragraph shall contain such detail of the Claim for Tax as is then available to the Purchaser or the Group, any due date for any payment of the Taxation, the subject of such Claim for Tax and any time limit for any appeal against such Claim for Tax, together with the Purchaser’s reasonable estimate, based on such information as is then so available, of the liability of the Warrantors under the Tax Undertaking in respect of such Claim for Tax.

7.2
Subject to the Purchaser and the Group being indemnified to the reasonable satisfaction of the Purchaser against all and any reasonable out-of pocket expenses which may be properly incurred thereby, the Purchaser will take (and will procure that the Group takes) such action as the Vendors’ Representatives may reasonably request to avoid, resist, appeal against, compromise, settle, postpone or defend the claim, and will procure that the Group shall render to the Vendors’ Representatives all such assistance as they may reasonably request to enable them to determine what (if any) action to request be taken under this paragraph 7.2.

7.3	In taking any action under paragraph 7.2 the Purchaser shall:

(a)	keep the Warrantors fully informed of all matters relating to the action and deliver to the Warrantors copies of all written correspondence relating to the action;

(b)	obtain the Warrantors’ prior written approval (not to be unreasonably withheld or delayed) to the content and sending of each communication relating to the action to a Tax Authority; and

(c)	obtain the Warrantors’ prior written approval (not to be unreasonably withheld or delayed) to:

(i)	the settlement or compromise of the Claim for Tax which is the subject of the action; and

(ii)	the agreement of any matter in the conduct of the action which is likely to affect the amount of the Claim for Tax.

7.4	In taking any action pursuant to paragraph 7.2:

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(a)	neither the Purchaser nor any Group Company shall be required to delegate the conduct of that action to the Warrantors or any professional agent or adviser of the Warrantors; and

(b)
neither the Purchaser nor any Group Company shall be obliged by this paragraph to take any action nor procure any action is taken which could reasonably be said to be frivolous or vexatious or which could adversely affect any Group Company or the Purchaser's future Tax position.

7.5
No Group Company shall be obliged to comply with any request of the Warrantors which involves contesting any Claim for Tax before any court, tribunal or other appellate body unless the Warrantors obtain (at their cost and expense) the written opinion of counsel of at least five years’ call that such contest has a reasonable prospect of success.

7.6
If within fifteen Business Days of service of the notice under paragraph 7.1 the Warrantors fail to notify the Purchaser in writing of their intention to resist the Claim for Tax or fail within that period to give the indemnity referred to in paragraph 7.2 the Purchaser shall be free to procure that the relevant Group Company takes the action as it may in its absolute discretion think fit and without prejudice to its rights and remedies under this Schedule.

7.7
Paragraph 7.2 shall not apply if a Tax Authority alleges in writing that any of the Vendors or any Group Company (before Completion) or anyone connected with them (and in case of any Group Company connected with any Group Company before Completion) has committed acts or omissions which constitute or are alleged to constitute fraud or wilful default and the Purchaser shall be free to procure that relevant Group Company takes the action that it may in its absolute discretion think fit.

8.	DATES FOR PAYMENT

8.1	The Warrantors shall make payments to the Purchaser under this Tax Undertaking on the later of the following dates:

8.1.1	the date which is 5 Business Days after the date on which a notice containing a written demand for the amount of the payment required to be made is delivered to the Warrantors; and

8.1.2	the date (if any) determined in accordance with paragraph 8.2.

8.2	The date referred to in paragraph 8.1.2 shall be determined as follows:

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8.2.1
in so far as the claim relates to a Liability to Taxation within paragraph 1.4.1 or other liability payable by a Group Company, the date five Business Days before the last date on which payment of that Taxation or other liability may be paid (after taking into account any postponement of the due date for payment of any Taxation which is obtained) in order to avoid any liability to any interest, penalty, fine or surcharge in respect of late payment of such Taxation or other liability; and

8.2.2
in so far as the claim relates to a Liability to Taxation which consists of the loss of an Accounts Relief which is a right to repayment of Taxation, the date on which that repayment would otherwise have become due; and

8.2.3
in so far as the claim relates to a Liability to Taxation which consists of the loss of an Accounts Relief which is not a right to repayment of Taxation, the last date (or dates) on which any Taxation which would not have been required to have been paid but for the loss of the Accounts Relief in question must be paid in order to avoid any liability to any interest, penalty, fine or surcharge in respect of late payment of such Taxation; and

8.2.4
in so far as the claim relates to a Liability to Taxation which arises as a result of the setting off, in whole or in part, of any Purchaser’s Relief, the date five Business Days before the date (or dates) on which the relevant Group Company would have been liable to pay the Taxation saved by the setting off of the relevant Relief in order to avoid incurring a liability to interest or a charge, penalty or fine in respect of late payment of such Taxation; and

8.2.5
in so far as the claim relates to any out-of pocket expenses incurred by the Purchaser or any Group Company, the date falling five Business Days after the Purchaser has provided the Warrantors with evidence that the Purchaser or the relevant Group Company has been invoiced for or paid or otherwise incurred or been ordered to pay the relevant expenses.

8.3	Any payment which becomes due on a day which is not a Business Day shall be paid on the next following Business Day.

8.4
Where the Warrantors fail to make a payment in satisfaction of a liability under the Tax Undertaking or for breach of any of the Tax Warranties by the due date for payment, the liability of the Warrantors shall be increased to include interest on that sum from the date on which the Warrantors become liable to make payment to the date of actual payment at a rate per annum being three percentage

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points above the base rate from time to time of Barclays Bank plc compounded monthly and accruing after as well as before judgment.

9.	ADMINISTRATION OF CORPORATION TAX RETURNS

9.1
The Warrantors or their duly authorised agents shall, at the Group’s cost and expense, prepare the corporation tax returns of the Group Companies for all accounting periods (monthly, quarterly or year-end) ended on or before Completion (the “Pre-Completion Returns”).

9.2
The Purchaser shall procure that the Group Companies shall, at the Group’s cost and expense, cause the Pre-Completion Returns to be authorised, signed and submitted to the relevant Taxation Authority without amendment or with such amendments as the Warrantors shall agree and shall give the Warrantors or their agents all such reasonable assistance as may be required to agree those returns with and/or deal with the enquiries of the relevant Taxation Authority.

9.3
The Warrantors or their duly authorised agents shall, at the Group’s cost and expense prepare all documentation and deal with all matters (including correspondence) relating to the Pre-Completion Returns of the Group Companies. The Purchaser shall procure that the Group Companies shall afford such access to their books, accounts and records as is necessary and reasonable to enable the Warrantors or their duly authorised agents to prepare the Pre Completion Returns and conduct all matters relating thereto in accordance with the Warrantors’ rights under this paragraph 9.

9.4
The Purchaser will procure that the Group Companies promptly make or give such claims, elections, surrenders and consents in relation to Taxation for all accounting periods of the Group ended on or before Completion or which were assumed to be made in computing any provision for Tax in the Net Assets Statement as the Vendors’ Representatives request in writing, including (without limitation) the carry forward, carry back, acceptance or surrender of or any claim or election in relation to any Relief, and generally do all such things as may be necessary to give effect to such claims, elections, surrenders or consents.

9.5
The Purchaser or its duly authorised agents shall, at the Group’s cost and expense, prepare the corporation tax returns of the Group Companies for the accounting period current at Completion. The Purchaser or its duly authorised agents shall, at the Group’s cost and expense, prepare all documentation and deal with all matters (including correspondence) relating to the corporation tax returns of the Group Companies for such accounting period.

9.6	The Purchaser shall procure that the Group Companies keep the Warrantors informed of their Taxation affairs in respect of the accounting period referred to in paragraph 9.5 and shall promptly

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provide the Warrantors with copies of all relevant documents. At least 20 Business Days prior to the date on which it intends to submit any Group Company’s corporation tax return, or any claims, elections, surrenders or disclaimers which are not set out in a Group Company’s corporation tax return which relate to the period up to Completion, to the relevant Taxation Authority, the Purchaser shall send a copy of the draft return (together with the draft corporation tax computation and any attachments thereto) and any such claims, elections, surrenders or disclaimers to the Warrantors. In submitting the return (or any such claims, elections, surrenders or disclaimers) to the relevant Taxation Authority, the Purchaser shall be obliged to give effect to any reasonable comments made by the Warrantors in respect of the draft return or such claims, elections, surrenders or disclaimers to the extent they relate to the period to Completion.

10.	PURCHASER’S COVENANT

10.1	The Purchaser shall pay to the Vendors an amount equal to:

10.1.1
any amount of Taxation to which any Vendor (or any person or persons associated or connected with any Vendor for Taxation purposes) is assessed and charged as a result of any failure by the Group, the Purchaser or any member of the Purchaser’s Group to pay Taxation, together with any penalties and interest thereon; and

10.1.2	all reasonable out-of-pocket expenses of the Vendors in dealing with the assessment and charge or in making, or enforcing a claim under this paragraph 10.1 against the Purchaser, unless the Warrantors are liable to pay under paragraph 2 an amount in respect of that Taxation to Purchaser and have not paid that amount to the Purchaser.

10.2
The liability of the Purchaser under paragraph 10.1 shall be discharged to the extent that the Vendors recover any amount in respect of the Taxation under any statutory right of recovery and the Vendors shall not seek to enforce any liability against any Group Company under any such statutory right to the extent that the Vendors recover an amount under paragraph 10.1 of this Tax Undertaking.

10.3	The provisions of paragraphs 5, 7 and 8 shall apply mutatis mutandis to claims made under this paragraph.

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THE SCHEDULE – PART 10
Tax Warranties

1.
The Group Companies have made all returns required to be made to any Taxation Authority within the periods required by law and given all information requested by, or required to be given to, any Taxation Authority and all returns made and information given were provided on a proper basis and are correct in all material respects.

2.
The Group Companies are not in dispute with any Taxation Authority concerning any matter likely to affect in any material way any liability (whether accrued, contingent or future) of the Group Companies to Taxation.

3.
Within the period of three years prior to the date of this Agreement, the Group Companies have not been subject to any investigation, audit or visit by any Taxation Authority which has resulted in a claim, demand or assessment being made that Taxation has been underpaid or that there has been a failure to comply with the law or received an assessment to Taxation as a result of a discovery or alleged discovery by a Taxation Authority and so far as the Warrantors are aware no such investigation, audit or visit is planned and no such assessment is likely to be issued.

4.
The Group Companies have not incurred, and so far as the Warrantors are aware there are no circumstances as a result of which the Group Companies could reasonably be expected to become liable to pay, any penalty in respect of any failure to comply with an obligation relating to Taxation.

5.
The Group Companies have paid all Taxation or other amounts (including amounts deducted or withheld at source by way of Taxation) required to be paid to any Taxation Authority within the periods required by law.

6.
The Group Companies are not and, so far as the Warrantors are aware, will not be liable as a result of any event or membership of any group or association before Completion (other than the Group) to pay any Taxation which is primarily the responsibility of any other person.

7.
The Group Companies have not engaged in any transaction or series of transactions the main purpose of which was the avoidance of Taxation and which would be regarded as a sham or shams for the purposes of Taxation or be reconstructed for the purposes of Taxation.

8.	Each Group Company is and has always been resident in its country of incorporation for the purposes of Taxation and has not at any time been a dual resident company.

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9.
The Disclosure Letter contains details of any agreements made between any Taxation Authority and each of the Group Companies on which each Group Company relies for any purposes of Taxation and which depart from the strict statutory basis for computing a tax liability of each Group Company.

10.
The Accounts reserve or provide in accordance with the Accounting Requirements for all Tax or other sums imposed, charged, assessed, levied or payable under any legislation relating to Tax which any Group Company was at the Accounts Date liable and the Accounts reserve in accordance with Accounting Requirements for any contingent or deferred liability to Tax.

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THE SCHEDULE – PART 11
Properties Warranties
PROPERTIES

1.	The Properties are the only properties owned, used or occupied by the Group Companies or in respect of which the Group Companies has any estate, interest or right (whether actual or contingent).

2.	No Group Company has any residual or contingent liability in respect of any land, buildings or property that it previously owned or occupied other than the Properties.

3.
Each of the Properties is exclusively occupied by a Group Company and the relevant Group Company is in sole and undisputed occupation of each of them. Each of the Properties is occupied solely for the purpose of conducting the relevant Group Company's business.

4.	In relation to each of the Properties:

4.1	the relevant Group Company is solely legally and beneficially entitled to the tenant’s interest in the Leases;

4.2	the relevant Group Company has under its control the originals of the Leases and any ancillary documents to them;

4.3	the relevant Group Company has not granted any mortgages or charges, legal or equitable, fixed or floating in respect of the Leases;

4.4
there are no agreements to assign, agreements to sublet, surrender or sale, options or rights of pre-emption affecting any of the Leases nor any side letters, collateral assurances, undertakings or concessions which have been made by any party to any of the Leases;

4.5	no notices have been served by any of the landlords of the Properties in respect of the Leases;

4.6	no Group Company has exercised any right to terminate or determine any of the Leases;

4.7	So far as the Warrantors are aware, the relevant Group Company has observed and performed the covenants on the part of the tenant and the conditions contained in the leases;

4.8	the landlords of the Leases have not alleged that the relevant Group Company is currently in breach of any of its obligations contained in any of the Leases (and any supplementary documents) and no

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relevant Group Company has alleged that the landlords are currently in breach of any of their obligations contained in any of the Leases or any supplementary documents;

4.9	no Property is the subject of an order for its compulsory acquisition;

4.10	the relevant Group Company has not received any notice or complaint concerning applicable statutory and byelaw requirements affecting the relevant Group Company's use of the Property; and

4.11	the relevant Group Company has paid the rent and all other sums payable under the Leases on the due dates for payment and the last demand for rent was unqualified.

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THE SCHEDULE - PART 12
Limitations
The following provisions shall apply to restrict and/or exclude the liability of the Warrantors under the Warranties (other than the Tax Warranties) and where specifically stated the liabilities of the Warrantors under the Tax Undertaking and Tax Warranties. References in this Part to the Warranties shall, unless otherwise specified, mean the Warranties other than the Tax Warranties.

1.
The Warrantors shall be under no liability whatsoever in respect of any breach or non-fulfilment of any of the Warranties or Tax Warranties or in respect of any claim under the Tax Undertaking, unless the Purchaser has served on the Vendors’ Representatives on or before:

1.1	the second anniversary of the Completion Date in the case of a claim other than a claim under the Tax Warranties or Tax Undertaking; and

1.2	the seventh anniversary of the Completion Date in the case of a claim under the Tax Warranties or Tax Undertaking.
Such notice should give reasonable details of the claim, including the Purchaser’s best estimate of the amount of the liability of the Warrantors in respect of such claim and should detail (based on the information then available to the Purchaser) the Purchaser’s calculation of the loss alleged to have been suffered by it or its claim under the Tax Undertaking (provided that any failure to provide such details in the notice shall not prejudice the claim in question). Any such claim, other than a claim under the Tax Warranties or Tax Undertaking, shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn, and all and any liability of the Warrantors in respect of such claim shall be extinguished, unless proceedings in respect of such claim have commenced by a writ being served on the Warrantors within six months after the second anniversary of the Completion Date.

2.
The Warrantors shall not be liable in respect of any claim for damages in respect of breach or non-fulfilment of any of the Warranties (including the Tax Warranties) (subject as hereafter provided in this subclause) unless and until:

2.1
the amount of such claim, or series of claims arising from the same facts or circumstances such that they should reasonably be regarded as related claims, (or if when any such claim is agreed, settled or otherwise determined it is at a lower amount than the amount of the Purchaser’s claim, such lower amount) exceeds £50,000 (fifty thousand pounds sterling); and

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2.2
the aggregate amount of all valid claims qualifying under paragraph 2.1 (or, if when such claims are agreed, settled or otherwise determined, the aggregate amount is at a lower amount than the amounts of the Purchaser’s original claims, such lower amount) exceeds £500,000 (five hundred thousand pounds sterling);

in which event the Warrantors shall be liable for the full amount agreed, settled or otherwise determined and not merely the excess over £500,000 (five hundred thousand pounds sterling).

3.	For determining whether the amount of a claim (or the aggregate amount of claims (if applicable)) exceeds the threshold of £50,000 in paragraph 2.1 and/or the threshold of £500,000 in paragraph 2.2:

3.1	any interest, costs or expenses (including, without limitation, advisers’ fees) claimed by the Purchaser as part of its claim under the Warranties (including the Tax Warranties) shall be excluded; and

3.2	the amount of the claim is the amount as reduced by the application of the provisions of this part of the Schedule.

4.
Subject to paragraph 6 below, the aggregate liability of all of the Warrantors in respect of any and all claims for damages under or in respect of breach or non-fulfilment of any of the Warranties, Tax Warranties and/or any claim under the Tax Undertaking (together referred to as “General Claims”) shall be limited to £43,500,000 (forty three million five hundred thousand pounds sterling).

5.
Subject to paragraph 6 below, the liability of each of the Warrantors in respect of any and all such General Claims shall be limited to that Warrantor’s Percentage of the amount due after the claim is agreed, settled or otherwise determined, provided that no Warrantor shall be liable for an amount in excess of his relevant share as follows:

Name	Amount (£)
Laurence Butcher	13,189,000
Shaun Taylor	13,189,000
Matthew Knowles	7,537,000
Brett Finnigan	4,003,000
The Estate of John Halewood	4,086,000
Steven Bown	748,000
David Christie	748,000

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6.
The limitations set forth in paragraphs 4 and 5 above shall not apply to or seek to limit the liability of the Warrantors for any General Claim for a breach of the Anti-Bribery and Corruption Warranties, or any breach by the Warrantors of the Title Warranties.

7.
The Warrantors shall be under no liability whatsoever in respect of any claim, whether in relation to a Warranty, Tax Warranty or Tax Undertaking, where the amount of the claim arises, directly or indirectly, from any step taken pursuant to Clause 8 (Purchase of Foreign Subsidiaries).

8.	The Warrantors shall be under no liability whatsoever in respect of any breach or non-fulfilment of the Warranties if and to the extent that:

8.1	any specific allowance, provision or reserve is made or otherwise specifically noted in the Accounts, Management Accounts or Net Assets Statement; or

8.2
the claim would not have arisen but for an alteration or enactment (other than a re‑enactment) of any statute, statutory instrument or regulation or other legislative or regulatory act or imposition or any change in or withdrawal of the requirements or published practice or extra statutory concession of a Taxation Authority which change or withdrawal was announced or enacted or imposed or became effective on or after the date of this Agreement (whether relating to taxation, rates of taxation, the reduction of allowances or reliefs or otherwise), whether with or without retrospective effect, or any judgement delivered after the date of this Agreement; or

8.3
the claim arises as a result of any changes on or after the Completion Date in the accounting or taxation policies or practices of the Group, including, without limitation, the policies and practices in terms of which the Group values its assets, makes provisions or recognises liabilities; or

8.4	the claim arises as a result of any act, matter or thing which has been done or omitted to be done prior to Completion at the written request of or with the prior written approval of the Purchaser; or

8.5
the claim would not have arisen but for, or is increased as a result of, any voluntary act, omission or transaction of the Purchaser or any Purchaser’s Group Company or any person deriving title from a Purchaser’s Group Company or any party acting on behalf of, or on the instructions of, any such party on or after Completion other than in the ordinary course of the business of the relevant Group Company as carried on prior to Completion (other than matters which are required pursuant to any contractual arrangements in existence prior to Completion); or

8.6	the loss in respect of which the claim is made is reimbursed under a policy of insurance or any other similar form of insurance, guarantee or other cover from whatever source; or

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8.7	the liability is a contingent liability, unless and until such contingent liability becomes an actual liability and is discharged.

9.
The liability of the Warrantors shall not be increased by reason of the fact that any claim in respect of any one matter or default is made or is capable of being made in respect of more than one of the Warranties (including the Tax Warranties) or under the Warranties (including the Tax Warranties) and the Tax Undertaking.

10.
The Warrantors shall be under no liability in respect of any breach or non-fulfilment of the Warranties (including the Tax Warranties) if and to the extent that the loss occasioned thereby has been recovered under any other Warranty or other provision of this Agreement (including without limitation, the Tax Undertaking) and vice versa.

11.
The Purchaser shall notify the Vendors’ Representatives as soon as reasonably practicable in writing upon becoming actually aware of any fact, matter or other circumstance whereby the Warrantors may be liable to make payment under or by virtue of the Warranties (other than the Tax Warranties, to which the provisions of paragraph 7 of the Tax Undertaking shall instead apply) (such fact, matter or other circumstance being referred to in this paragraph 7 as a “Potential Claim”). The Purchaser shall consult with the Vendors’ Representatives with respect to any possible mitigating action or defence to the matter giving rise to the Potential Claim or any possible right of recovery against a third party in respect of such matter. Subject to the Purchaser and the relevant Purchaser’s Group Company being entitled to employ its own legal advisers and being indemnified and secured to its reasonable satisfaction by the Warrantors against all costs, expenses, damages and losses (including, without limitation, the reasonable and proper costs of its legal advisers) incurred by the Company in taking such action, the Purchaser shall take, and shall procure that each Purchaser's Group Company shall take, all reasonable steps so as to recover or minimise or resolve such liability or dispute. The Vendors’ Representatives shall ensure that the Purchaser is kept promptly informed of any actual or proposed developments in the Potential Claim which are or may reasonably be considered to be material, including providing the Purchaser with copies of all material correspondence and documentation relating to the Potential Claim. Provided that nothing in this paragraph 11 shall require the Purchaser or any Purchaser’s Group Company to take or refrain from taking any action which it reasonably considers would materially and adversely affect the goodwill or bona fide commercial interests of the Purchaser’s Group.

12.	The Purchaser shall not be entitled to make any claim in respect of any alleged breach or non-fulfilment of any of the Warranties (including the Tax Warranties) to the extent that the subject of

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the claim has been made good or otherwise compensated for without cost or expense (other than management time) to the Purchaser’s Group Company.

13.
The Purchaser shall not be entitled to recover any sums under the Warranties (including the Tax Warranties) or under the Tax Undertaking to the extent that any Purchaser’s Group Company has, after the date of this Agreement, expressly waived in writing its rights to make or pursue a claim against the Warrantors.

14.
Neither any of the Warranties (including the Tax Warranties) nor any other provision of this Agreement shall be deemed to be breached by, nor shall any claim arise in respect of, any matter expressly provided for under the terms of this Agreement or anything which was done or carried out in implementing the terms of this Agreement.

15.
If any of the Warrantors pay to the Purchaser an amount in respect of a claim under the Warranties and the Purchaser’s Group subsequently recovers from a third party (including, without limitation, any Taxation Authority) (whether by way of payment, discount, credit, set-off or otherwise) an amount which is referable to the matter giving rise to the claim, then:

15.1
if the amount paid by the Warrantors in respect of the claim under the Warranties is more than the Sum Recovered, the Purchaser shall pay, or shall procure that the relevant member of the Purchaser’s Group shall pay, to each Warrantor forthwith an amount representing that Warrantor’s Percentage of the Sum Recovered; and

15.2
if the amount paid by the Warrantors in respect of the claim under the Warranties is less than or equal to the Sum Recovered, the Purchaser shall pay, or shall procure that the relevant member of the Purchaser’s Group shall pay, to each Warrantor forthwith an amount representing that Warrantor’s Percentage of the amount paid by the Warrantors.

For the purposes of this paragraph 15 “Sum Recovered” means the amount (including interest) recovered from the third party less all reasonable costs and expenses incurred by the Purchaser’s Group in recovering the amount from the third party.

16.
Any amount paid by the Warrantors or the Vendors to the Purchaser in respect of a breach of the Warranties, the Tax Warranties or under the Tax Undertaking shall be treated as a reduction in the Consideration payable to the Warrantors hereunder.

17.
For the avoidance of doubt, nothing in this Agreement shall in any way restrict or limit the general obligation at law of the Purchaser and/or the Purchaser’s Group Companies to mitigate any loss or damage which they may respectively suffer in consequence of any breach or non-fulfilment of the

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Warranties (including the Tax Warranties) and the Purchaser undertakes to take, and procure that each relevant member of the Purchaser’s Group takes, all reasonable steps (to the extent that it is lawful to do so) to mitigate their loss or damage in consequence of any matter giving rise to a claim under the Warranties, the Tax Warranties or under the Tax Undertaking and, in respect of a claim under the Tax Warranties or the Tax Undertaking, all reasonable rights of appeal.

18.
None of the Warranties other than the Tax Warranties shall be deemed to constitute, directly or indirectly, a warranty in relation to taxation and the Purchaser agrees and acknowledges that the Warrantors make no warranties in relation to taxation save as expressly provided in those paragraphs.

19.
The Purchaser confirms and warrants to the Warrantors that there are no circumstances (save as fairly disclosed in the Disclosure Letter) within the actual knowledge of the Purchaser at the date of this Agreement which will entitle the Purchaser to make a claim under the Warranties. For the purposes of this paragraph 19, the Purchaser shall be deemed only to be aware of anything which Mike Martens, Juan Bianchi and/or Jeff Newman are actually aware.

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THE SCHEDULE - PART 13
The Warrantors

Omitted

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THE SCHEDULE - PART 14
Escrow Arrangements

1	DEFINITIONS
For the purposes of this Part 14 of the Schedule:
“Agreed Claim” means a Claim to the extent that it has been:

(a)	agreed by the Vendors’ Representatives to be payable by any of the Warrantors; or

(b)
the subject of an award or judgment in favour of the Purchaser by a Court or tribunal of competent jurisdiction from which there is no appeal or from which no appeal has been lodged within the period permitted for any appeal.

“Claim” means any claim made by the Purchaser against the Warrantors under this Agreement including, without limitation, under the Warranties, Tax Warranties, Tax Undertaking, Clause 8.2, Clause 13 (Specific Indemnities) or Part 15 of the Schedule.
“Escrow Release Date” means the second anniversary of the Completion Date (or the first Business Day after such date if that day is not a Business Day).
2    ESCROW SHARES AND ESCROW CASH

2.1
On the Completion Date, the Purchaser shall pay £9,500,000 (nine million five hundred thousand pounds sterling) (being the Escrow Cash) to the Escrow Agent to hold as trustee for the Purchaser. The Escrow Agent shall deposit the Escrow Cash in an interest bearing account (£) as agreed between the Purchaser and the Vendors’ Representatives. The Escrow Deed shall provide that the Escrow Agent will not transfer the Escrow Cash other than on the joint instructions of the Purchaser and the Vendors’ Representatives.

2.2
As soon as reasonably practicable after Completion (being not more than five Business Days following Completion) the Purchaser shall issue the Escrow Shares and provide the share certificate for such Escrow Shares to the Escrow Agent to hold as trustee for the Purchaser and the Warrantors to be governed by the terms of the Escrow Deed. The Escrow Deed shall provide that the Escrow Agent will not transfer the Escrow Shares other than on the joint instructions of the Purchaser and the Vendors’ Representatives.

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2.3
Forthwith after a Claim becomes an Agreed Claim, the Purchaser and the Vendors’ Representatives must direct the Escrow Agent to transfer to the Purchaser (or as otherwise directed by the Purchaser) an amount of Escrow Shares equal to the value of each Agreed Claim, to the extent that such Agreed Claim has not been otherwise satisfied by the Warrantors. For the avoidance of doubt, this direction is required to be given at such time as an Agreed Claim is agreed or determined, which can be prior to the Escrow Release Date. If the value of the Escrow Shares is not sufficient to meet the value of an Agreed Claim, the Purchaser and the Vendors’ Representatives must direct the Escrow Agent to transfer to the Purchaser (or as otherwise directed by the Purchaser) an amount of Escrow Cash such that the value of the Escrow Shares and/or Escrow Cash is equal to the value of the Agreed Claim, to the extent that such Agreement Claim has not been otherwise satisfied by the Warrantors. For the avoidance of doubt, no Escrow Cash shall be utilised towards an Agreed Claim unless and until there are no Escrow Shares available to meet the Agreed Claim.

2.4
Subject to paragraph 2.5, the Purchaser and the Vendors’ Representatives must direct the Escrow Agent to transfer legal ownership of all remaining Escrow Shares (if any) and all remaining Escrow Cash (if any), plus any and all interest accrued thereon, to the Warrantors on the basis of their respective share of the Escrow Amount as set forth in Part 13 of the Schedule (with any such deductions made as a result of Claims), or as otherwise directed by the Vendors’ Representatives, on the Escrow Release Date.

2.5
If, at any time before the Escrow Release Date, the Purchaser has notified any Claim(s) in writing to the Vendors’ Representatives which have not become Agreed Claims (the “Disputed Claims”), the Purchaser and the Vendors’ Representatives must direct the Escrow Agent to retain an amount of Escrow Shares and Escrow Cash (only to the extent that the amount of Escrow Shares is insufficient) equal to the aggregate amount of such Disputed Claims plus all interest accrued on such aggregate amount since the Completion Date (except to the extent that such Disputed Claims have become Agreed Claims and an amount of Escrow Shares and/or Escrow Cash equal to the value of such Disputed Claims have been transferred to the Purchaser (or as otherwise directed by the Purchaser) before the Escrow Release Date) and the legal ownership of the balance (if any) of the Escrow Shares and the Escrow Cash shall be transferred to the Warrantors on the basis of their respective share of the Escrow Amount as set forth in Part 13 of the Schedule (with any such deductions made as a result of Claims), or as otherwise directed by the Vendors’ Representatives, on the Escrow Release Date.

2.6
Forthwith after agreement or determination of all Disputed Claims (if any) but subject always to paragraph 2.3, the Purchaser and the Vendors’ Representatives must direct the Escrow Agent to transfer legal ownership of the balance (if any) of the Escrow Shares and the Escrow Cash to the Warrantors on the basis of their respective share of the Escrow Amount as set forth in Part 13 of the Schedule

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(with any such deductions made as a result of Claims), or as otherwise directed by the Vendors’ Representatives, on the Escrow Release Date.

3	MISCELLANEOUS

3.1
For the purposes of this Part 14 of the Schedule a Claim will be deemed to have been withdrawn unless proceedings in respect of such Claim have been commenced within the requisite time frame from the date on which the Claim is notified to the Vendors’ Representatives as provided for in Part 12 of the Schedule.

3.2
The transfer of any Escrow Shares and Escrow Cash to the Purchaser pursuant to this Part 14 of the Schedule in or towards satisfaction of any Claim shall in no way prejudice or affect any other rights or remedies the Purchaser may have in relation to the recovery of any amount due to it pursuant to this Agreement.

3.3	For the purposes of this Part 14 of the Schedule:

(a)
the value to be attributed to each Escrow Share will be the value per share equal to the average closing price (converted at the Exchange Rate) of common stock of the Purchaser on the NASDAQ stock market for the 20 trading days prior to the following date:

(i)	where a Claim is an Agreed Claim, the date of that agreement or determination; or

(ii)	the date that a calculation is required to be made pursuant to this Part 14 of the Schedule; or

(iii)	in all other cases, the Escrow Release Date;

(b)	the number of Escrow Shares required to be transferred to the Purchaser or the Warrantors shall (where necessary) be rounded downwards to the nearest whole number.

3.4
The Purchaser and the Warrantors agree that the economic benefit (for example dividends) accruing to any of the Escrow Shares from the Completion Date to the Escrow Release Date (the “Economic Benefit”) must be paid to the Escrow Agent, which must as soon as reasonably practicable invest such Economic Benefit in an interest bearing account (£) as agreed between the Purchaser and the Vendors’ Representatives. The Purchaser or a Warrantor (as the case may be) entitled to the transfer of an Escrow Share will be entitled to receive the principal amount of the Economic Benefit (if any) in relation to that Escrow Share and any and all accrued interest or other return on and attributable to that Economic Benefit, less its proportionate share of any fees or charges charged in relation to the escrow arrangements or the interest bearing account.

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3.5
The Purchaser and the Warrantors agree that unless and until the Escrow Shares are subject to an Agreed Claim or have been transferred to either the Purchaser (or otherwise as directed by the Purchaser) or the Warrantors in accordance with this Part 14 of the Schedule, the Escrow Agent must exercise any voting or other non-economic rights in relation to those Escrow Shares in accordance with the instructions of the Vendors’ Representatives.

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THE SCHEDULE - PART 15
Net Assets Statement

1	For the purposes of this Part 15 of the Schedule:
“Adjustment Amount” means the amount (if any) by which the Net Assets differ from the Target Net Assets.
“Net Assets” means a sterling sum equal to the aggregate amount of the consolidated current assets of the Group less the aggregate amount of the consolidated liabilities of the Group (including any contingent and prospective liabilities) at the Completion Date as shown in the Net Assets Statement.
“Net Assets Statement” means the statement showing the Net Assets to be prepared and agreed (or determined) in accordance with the provisions of this Part 15 of the Schedule.
“Target Net Assets” means £3,800,000.

2
Within 30 Business Days after the Completion Date, the Purchaser shall prepare in accordance with this Part 15 of the Schedule and submit to the Vendors’ Representatives a draft of the Net Assets Statement (the “Draft Statement”). The Draft Statement shall be in the format set out in Part 16 of the Schedule (the “Pro Forma Net Assets Statement”) and shall give a figure for the Net Assets.

3
The Net Assets Statement (including, as applicable, those items listed in (a)-(f) below), shall be prepared in accordance with the Pro Forma Net Assets Statement and in a manner consistent with the Accounting Requirements in force at the time of preparation of the Net Assets Statement:

(a)	only current assets shall be considered;

(b)	full provision shall be made against all bad and doubtful debtors;

(c)	full provision shall be made for current and deferred tax assets and liabilities;

(d)	full provision shall be made for any liabilities of any Group Company;

(e)
full provision shall be made for any bonus payments due in connection with the purchase of the Shares by the Purchaser, including without limitation, an amount equal to 0.224% of the Consideration (together with the costs of any relevant national insurance contributions), due to be paid to Adella Stanislaus;

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(f)	accruals for payroll, bonuses, commission plans, PAYE and pensions, including those related to any suppliers of any Group Company; and

(g)	separate provision shall be made for potential claims relating to the matters described in Clauses 13.1.5 and 13.1.6.

4	The Net Assets Statement shall not include any assets or liabilities arising from any action taken pursuant to Clause 8.

5
Within 20 Business Days of the receipt by the Vendors’ Representatives of the Draft Statement, the Vendors’ Representatives shall inform the Purchaser in writing whether or not they accept the Draft Statement and, if not, shall specify in writing the amount and nature of any item which they do not accept.

6
If the Vendors’ Representatives confirm in writing that they accept the Draft Statement, or if they fail to inform the Purchaser within 20 Business Days of receipt whether or not they accept the Draft Statement, the Draft Statement shall be the Net Assets Statement for the purposes of this agreement and will be conclusive, final and binding on the parties.

7
If the Vendors’ Representatives inform the Purchaser, in accordance with paragraph 5 of this Part 15 of the Schedule, that they do not accept the Draft Statement, the Vendors’ Representatives and the Purchaser shall hold discussions in good faith with a view to agreeing any particular item in relation to the Draft Statement the amount and nature of which has been specified by the Vendors' Representatives in accordance with paragraph 5 of this Part 15 of the Schedule. If such agreement is reached and is confirmed in writing by the Vendors’ Representatives and the Purchaser, it shall be conclusive, final and binding on the parties but without prejudice to the Purchaser's right to claim under the Warranties, Tax Warranties, Tax Undertaking or otherwise in respect of any matter.

8
Any dispute about the Draft Statement which remains unresolved 30 Business Days after receipt by the Vendors’ Representatives of the Draft Statement shall, at the request of either the Purchaser or the Vendors’ Representatives, be referred for final determination to an independent firm of chartered accountants nominated jointly by the Purchaser and the Vendors’ Representatives or, failing such nomination within 10 Business Days after a request by either the Purchaser or the Vendors’ Representatives, such firm shall be nominated at the request of either the Purchaser or the Vendors’ Representatives by the President for the time being of the Institute of Chartered Accountants in England and Wales. Such independent firm shall act as experts and not as arbitrators and (in the absence of manifest error) its decisions (both as to the manner in which its determination is to be made and as to the subject matter of its determination) shall be conclusive, final and binding on the parties but

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shall be without prejudice to the Purchaser’s right to claim under the Warranties, Tax Warranties, Tax Undertaking or otherwise in respect of any matter. The fees of such independent firm shall be payable by the Purchaser and the Vendors in such proportions as such independent firm determines (or failing such determination equally by the Vendors on the one hand and the Purchaser on the other hand).

9
Each of the Purchaser and the Vendors’ Representatives will co-operate fully with the other and, if applicable, with the independent firm appointed under paragraph 8 of this Part 15 of the Schedule (including giving all reasonable access to records, information, and to personnel) with a view to enabling the Draft Statement to be prepared and subsequently discussed and, if applicable, with a view to enabling any such independent firm to make any determination required by paragraph 8 of this Part 15 of the Schedule, and, in particular, the Purchaser shall procure that the Group shall permit the Vendors’ Representatives and their advisers (and, if applicable, such independent firm) to have reasonable access to, and (where reasonable) to take copies of any records or information belonging to the Group which the Vendors’ Representatives may reasonably require for the purpose of reviewing the Draft Statement.

10	Within five Business Days of the agreement or determination of the Net Assets Statement pursuant to this Part 15 of the Schedule:

(a)	if the Net Assets exceed the Target Net Assets, the Purchaser shall pay to the Vendors in cash the Adjustment Amount, as an adjustment to the Consideration;

(b)	if the Net Assets are less than the Target Net Assets, the Vendors shall repay to the Purchaser in cash the Adjustment Amount, as an adjustment to the Consideration; or

(c)	if the Net Assets are equal to the Target Net Assets, no adjustment to the Consideration will be made under this Part 15 of the Schedule.

11
Any payment made pursuant to paragraph 10 of this Part 15 of the Schedule shall carry interest at an annual rate equal to three per cent above the base rate of Barclays Bank plc from time to time, calculated on a daily basis, from the Completion Date to the date of actual payment (both dates inclusive).

12
Any payment to be made by the Purchaser pursuant to paragraph 10 of this Part 15 of the Schedule shall be paid to the client account of the Vendors’ Solicitors and receipt thereof by the Vendors’ Solicitors shall constitute a complete discharge to the Purchaser for such sums and the Purchaser shall not be concerned to see the application thereof.

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THE SCHEDULE - PART 16
Pro Forma Net Assets Statement*

Firm intangibles & investments	Exclude
Firm fixed assets	Exclude

Firm cash	Include
Firm current assets	Include
Firm current liabilities	Include
Firm corporation tax	Include
Firm net current assets	Include

Client cash	Include
Broker cash	Include
Client liabilities	Include
Open trade equity	Include
Client account net assets	Include

Debt finance	Include
Loan note finance	Include

Current assets less total liabilities	Include

* Full provision for tax to be included.

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THE SCHEDULE - PART 17
Provisions Regarding the Issue of the Escrow Shares

Section A
Method of Registration of Escrow Shares

1.	REGISTRATION PROCEDURES
The Purchaser shall:

1.1.1
subject to the receipt of necessary information as provided in Section 1.1.15 below in a timely manner from each Warrantor, prepare and file with the United States Securities and Exchange Commission (the “SEC”), not later than 30 days after the date Escrow Shares are released to the Warrantors from Escrow (the “Escrow Release Date”), a registration statement on Form S-3 (or, in the event the Purchaser is not eligible to use Form S-3, such other registration form as may be utilized at such time by the Purchaser) (the “Registration Statement”) to enable the resale of the Escrow Shares (the “Registrable Shares”) (which term shall include any securities into which or for which such shares may hereafter be changed, converted or exchanged, and any other shares or securities issued with respect to such shares to each Warrantor) by each Warrantor from time to time through the automated quotation system of the NASDAQ Global Securities Market (or such other national securities exchange or inter-dealer quotation system of a national securities association in the United States on which the Escrow Shares are then principally traded) or in privately negotiated transactions (and excluding for the avoidance of doubt any underwritten public offerings); provided that the Company shall not be required to file a Registration Statement under this Section 1.1.1 for any Warrantor if such Warrantor may sell all Registrable Shares then held by it, him or her without the requirement for the Purchaser to be in compliance with the current public information requirements under Rule 144(c)(1) under the Securities Act and without volume or manner of sale restrictions;

1.1.2
use its commercially reasonable efforts, subject to the receipt of necessary information from each Warrantor as provided in Section 1.1.15 below, to cause the Registration Statement to be declared effective under the United States Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), as soon as practicable but in any event on or prior to the date which is 90 days after the Escrow Release Date or, in the event the SEC reviews and has written comments with respect to the Registration Statement, 120 days after the Escrow Release Date;

1.1.3
(a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the “Prospectus”) as may be necessary to keep the Registration Statement current (other than during any Blackout Period (as defined below)) and effective for a

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period not exceeding, with respect to each Warrantor’s Registrable Shares, the earlier of (i) the date on which such Warrantor may sell all Registrable Shares then held by it, him or her without the requirement for the Purchaser to be in compliance with the current public information requirements under Rule 144(c)(1) under the Securities Act and without volume or manner of sale restrictions, or (ii) such time as all Registrable Shares issued to such Warrantor have been sold pursuant to the Registration Statement (the “Effectiveness Period”);

1.1.4	respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto;

1.1.5
not less than five Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to each Warrantor copies of the “Selling Security Holders” section of such documents in the form in which the Purchaser proposes to file them, which sections will be subject to the review of each such Warrantor. Each Warrantor shall provide comments, if any, within three Business Days after the date such materials are provided and the Purchaser shall make appropriate revisions to the “Selling Security Holders” section based upon comments received;

1.1.6
furnish to each Warrantor with respect to the Registrable Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectus and such other documents as such Warrantor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by each Warrantor to the extent delivery of any such documents is required under applicable law. The Purchaser hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Warrantors in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any amendment or supplement thereto in accordance with the provisions hereof;

1.1.7
use its commercially reasonable efforts to (i) register or qualify the Registrable Shares to be included in the Registration Statement under such other securities laws or blue sky laws of such jurisdictions in the United States as each Warrantor shall reasonably request, (ii) keep such registrations or qualifications in effect during the Effectiveness Period and (iii) take any and all such actions as may be reasonably necessary or advisable to enable each Warrantor to consummate the disposition in such jurisdictions of such Registrable Shares; provided, however, that the Purchaser shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 1.1.7, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

1.1.8
promptly notify a Warrantor and (if requested by such Warrantor) confirm such advice in writing (i) when the Registration Statement, the Prospectus or any Prospectus Supplement or post-effective amendment has been filed, (ii) with respect to the Registration Statement or any post effective amendment, when the same has become effective, and (iii) when the SEC notifies the Purchaser

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whether it will be reviewing and providing comments with respect to the Registration Statement or any amendment thereto;

1.1.9
use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as soon as practicable;

1.1.10
cooperate with the Warrantors to facilitate the timely preparation and delivery of either certificates or a book entry position Registrable Shares to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Shares to be in such denominations and registered in such names as any such Warrantors may reasonably request.

1.1.11
list all such Registrable Shares on the principal securities exchange or automated inter-dealer quotation system in the United States on which such Registrable Shares are then listed or admitted for trading;

1.1.12
use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder; and

1.1.13
pay all expenses incident to the Purchaser’s performance or compliance herewith, including, without limitation, all SEC and any Financial Industry Regulatory Authority registration and filing fees and expenses, fees and expenses of compliance with securities and blue sky laws, document preparation and printing expenses, messenger and delivery expenses, fees and expenses of any escrow agent or custodian, internal expenses (including, without limitation, all salaries and expenses of the Purchaser’s officers and employees performing legal or accounting duties), expenses incurred in connection with the listing of the Registrable Shares on any securities exchange or quotation system as required hereunder, fees and disbursements of counsel and independent certified public accountants of the Purchaser (including the expenses of any special audit or “comfort” letters required by or incident to such performance and compliance), and fees and expenses of any other persons, including special experts, retained by the Purchaser; provided, however, that, notwithstanding the foregoing, each Warrantor shall pay all discounts or commissions to any broker attributable to the sale of Registrable Shares and the fees and disbursements of any counsel, advisors or experts retained by such Warrantor.

1.1.14
With a view to making available to each Warrantor the benefits of Rule 144 of the Securities Act (or its successor rule) (the “Rule 144”) and any other rule or regulation of the SEC that may at any time permit each Warrantor to sell Registrable Shares to the public without registration, the Purchaser covenants

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and agrees to use its commercially reasonable efforts during the Effectiveness Period to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; and (ii) file with the SEC in a timely manner all reports and other documents required of the Purchaser under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) (at any time that the Purchaser is subject to such reporting requirements).

1.1.15
It shall be a condition precedent to the obligations of the Purchaser to take any action pursuant to this Section 1.1 that each Warrantor shall furnish to the Purchaser such information regarding itself, himself or herself, the Registrable Shares to be sold by such Warrantor, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Shares.

1.2	TRANSFER OF ESCROW SHARES AFTER REGISTRATION; SUSPENSIONS; BLACKOUTS

1.2.1
Each Warrantor agrees that such Warrantor will not make any sale or other transfer of the Registrable Shares pursuant to the Registration Statement except as contemplated in Section 1.1 and as described below, and that such Warrantor will promptly notify the Purchaser of any changes in the information set forth in the Registration Statement regarding such Warrantor.

1.2.2
Except in the event that Sections 1.2.3 or 1.2.4 below apply, the Purchaser shall, if deemed necessary by the Purchaser, prepare and file as soon as reasonably practicable from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered or deemed delivered to purchasers of the Registrable Shares being sold there under, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

1.2.3
Subject to Section 1.2.4 below, in the event: (i) of any request by the SEC or any other federal or state governmental authority of the United States of America during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Purchaser of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which in the reasonable good faith judgment of the Purchaser necessitates the making of any changes in

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the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Purchaser shall deliver a document in writing to each Warrantor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, each Warrantor will suspend offers and sales of Registrable Shares pursuant to the Registration Statement (the “Suspension”) until such Warrantor receives copies of a supplemented or amended Prospectus prepared and filed by the Purchaser, or until such Warrantor is advised in writing by the Purchaser that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Purchaser will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to each Warrantor.

1.2.4
If at any time the Purchaser sends a Suspension Notice to each Warrantor and the Purchaser also notifies each Warrantor that the event giving rise to such notice relates to a development involving the Purchaser and that the Purchaser has determined in its reasonable good faith judgment that disclosure of such development at such time would be materially detrimental to the Purchaser and its subsidiaries, then the Purchaser shall not be required to use its commercially reasonable efforts to make any changes to the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, during a period of up to 60 consecutive days as specified in the notice contemplated herein (the “Blackout Period”), and each Warrantor shall suspend offers and sales of Registrable Shares pursuant to the Registration Statement during each Blackout Period; provided, however, that in any period of 365 consecutive days the Purchaser shall not be entitled to avail itself of its rights under this Section 1.2.4 with respect to more than two Blackout Periods.

1.2.5
Provided that a Suspension or a Blackout Period is not then in effect, subject to the terms and conditions of this Section 1.1 each Warrantor may sell Registrable Shares under the Registration Statement, provided that each Warrantor arranges for delivery of a current Prospectus to the transferee of such Registrable Shares to the extent required by applicable law. Upon receipt of a request therefor, the Purchaser agrees to provide an adequate number of current Prospectuses to each Warrantor and to supply copies to any other parties requiring such Prospectuses.

1.2.6
In the event of a sale of Registrable Shares by a Warrantor, such Warrantor shall also deliver to the Purchaser’s transfer agent, with a copy to the Purchaser, a notice of such sale so that the Registrable Shares may be properly transferred.

1.3	INDEMNIFICATION

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1.3.1
Upon the registration of the Registrable Shares pursuant to Section 1.1, the Purchaser shall, and it hereby agrees to, indemnify and hold harmless each Warrantor, the directors and officers and partners of such Warrantor and each other person, if any, who controls such Warrantor within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable fees of counsel), as incurred, to which each Warrantor, such director, officer or partner of each Warrantor or such controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities or expenses (including all such losses, claims, damages, liabilities and expenses arising out of any actions or proceedings, whether commenced or threatened) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or (iii) any violation or alleged violation by the Purchaser of the Securities Act, Exchange Act or any other securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; provided, however, that the Purchaser shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense (x) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary, final or summary Prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Purchaser by such person or by or on behalf of a Warrantor expressly for use in the Registration Statement or preliminary, final or summary Prospectus, amendment or supplement; (y) resulted from the fact that a Warrantor sold Registrable Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act, if the Purchaser had previously complied with the provisions of Section 1.1 and if the untrue statement contained in or omission from such preliminary Prospectus or Prospectus was corrected in the Prospectus as then amended or supplemented or (z) arises out of or is based upon sales of Registrable Shares by a Warrantor (A) after the delivery by the Purchaser to such Warrantor of a Suspension Notice and before the delivery by the Purchaser of the supplemented or amended Prospectus prepared and filed by the Purchaser as provided in Section 1.2.3 or (B) during a Blackout Period specified in Section 1.2.4. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of each Warrantor, such director, officer or partner of such Warrantor or such controlling person and shall survive the transfer of such Registrable Shares by such Warrantor.

1.3.2
The Warrantors hereby agree, severally and not jointly, to indemnify and hold harmless the Purchaser, each director and officer of the Purchaser and each other person, if any, who controls the Purchaser within the meaning of the Securities

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Act, from and against any and all losses, claims, damages or liabilities, joint and several, and expenses (including reasonable fees of counsel) to which the Purchaser, such director or officer or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities or expenses (including all such losses, claims, damages, liabilities and expenses arising out of any actions or proceedings, whether commenced or threatened), (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission to state a material fact required to be stated in the Registration Statement, or any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, to the extent, but only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Purchaser by or on behalf of a Warrantor expressly for use in the Registration Statement or preliminary, final or summary Prospectus, amendment or supplement (ii) result from the fact that a Warrantor sold Registrable Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act, if the Purchaser had previously complied with the provisions of Section 1.1 and if the untrue statement contained in or omission from such preliminary Prospectus or Prospectus was corrected in the Prospectus as then amended or supplemented or (iii) arise out of or are based upon sales of Registrable Shares by a Warrantor (A) after the delivery by the Purchaser to such Warrantor of a Suspension Notice and before the delivery by the Purchaser of the supplemented or amended Prospectus prepared and filed by the Purchaser as provided in Section 1.2.3 or (B) during a Blackout Period specified in Section 1.2.4. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any of its directors, officers or controlling persons or any Warrantor or their respective directors, officers, partners and controlling persons and shall survive the transfer of such Registrable Shares by such Warrantor.

1.3.3
Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 1.3, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder except to the extent that the indemnifying party has been prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not

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be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any action the defense of which has been assumed by an indemnifying party, and no indemnified party shall consent to entry of any judgment or enter into any settlement of any action the defense of which has not been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

1.4	CONTRIBUTION

1.4.1
If for any reason the indemnification provided for in Sections 1.3.1 or 1.3.2 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities specifically covered by the indemnification provisions set forth in Sections 1.3.1 or 1.3.2, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.3.2, any legal or other fees or expenses reasonably incurred by such party in defending any such claim.

1.4.2
The Purchaser and each Warrantor agree that it would not be just and equitable if contribution pursuant to this Section 1.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 1.4.1. Notwithstanding the provisions of this Section 1.4, no Warrantor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received

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by such Warrantor from the sale of the Registrable Shares subject to the applicable claim exceeds the amount of any damages that such Warrantor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

1.4.3
The contribution provided for in this Section 1.4 shall survive, with respect to each Warrantor, the transfer of Registrable Shares by such Warrantor, and, with respect to each Warrantor or the Purchaser, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

1.4.4
Indemnification and contribution similar to that specified in Sections 1.3 and 1.4 (with appropriate modifications) shall be given by the Purchaser and each Warrantor with respect to any required registration or other qualification of such Registrable Shares under any federal or state law or regulation of a governmental authority other than the Securities Act.

Section B
The United States Securities Act Representations by each Warrantor and Agreements of each Warrantor and Purchaser

1.
Each Warrantor understands that an investment in the Escrow Shares involves substantial risk. Each Warrantor represents and warrants to the Purchaser that such Warrantor (i) is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) has such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Escrow Shares, and (ii) can bear the economic risk of an investment in the Escrow Shares.

2.
Each Warrantor represents and warrants to the Purchaser that the Escrow Shares to be acquired by such Warrantor hereunder will be acquired for investment purposes for such Warrantor’s own account, not as a nominee or agent, and not with a view to the resale or distribution thereof within the meaning of the Securities Act, and each Warrantor has no present intention of selling, granting any participation in, or otherwise distributing the Escrow Shares; provided, however, that by making the representations herein, such Warrantor does not agree to hold any of the Escrow Shares for any minimum or other specific term and reserves the right to dispose of the Escrow Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

3.
Each Warrantor acknowledges that such Warrantor has had the opportunity to review the information filed by the Purchaser in its filings with the SEC at www.sec.gov. Each Warrantor acknowledges that the Purchaser has made available to such Warrantor the opportunity to ask questions and receive answers concerning Purchaser and its activities and all other matters relating to the operations of Purchaser and the Escrow Shares, and that Purchaser has provided responses to all such inquiries. Neither such inquiries nor any other investigation conducted by or on behalf of such Warrantor or its representatives or counsel shall modify, amend or

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affect such Warrantor’s right to rely on the truth, accuracy and completeness of the reports, schedules, forms, statements and other documents filed or furnished by the Purchaser with the SEC, the provisions of this Agreement, including the Purchaser’s warranties, and the schedules to this Agreement.

4.
Each Warrantor acknowledges and agrees that, other than any information provided pursuant to paragraph 3 above and the warranties in this Agreement, such Warrantor is not relying on any other information, oral or written, that such Warrantor may have received relating to the Purchaser or the Escrow Shares.

5.
Each Warrantor represents and warrants that (i) at the time this Agreement was executed and delivered by such Warrantor, such Warrantor is outside the United States and (ii) such Warrantor is not a U.S. person (and is not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act (“Regulation S”).

6.
Each Warrantor understands and agrees that offers and sales of any of the Escrow Shares prior to the expiration of a period of six months after the date of original issuance of the Escrow Shares (the “Distribution Compliance Period”) shall only be made in compliance with the safe harbour provisions set forth in Regulation S, or pursuant to the registration provisions of the Securities Act or an exemption therefrom, and in accordance with applicable state and foreign securities laws. Each Warrantor understands and agrees that any purchaser of Escrow Shares from such Warrantor during the Distribution Compliance Period, other than pursuant to the Registration Statement, must certify to the Purchaser that it is not a U.S. Person and is not acquiring the Escrow Shares for the account or benefit of any U.S. Person, or is a U.S. Person purchasing the Escrow Shares in a transaction exempt from the registration provisions of the Securities Act. Each Warrantor acknowledges and agrees that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws.

7.
Each Warrantor understands and agrees not to engage in any hedging transactions involving any of the Escrow Shares unless such transactions are in compliance with the provisions of the Securities Act and in accordance with applicable state and foreign securities laws.

8.	Each Warrantor agrees that each of the Escrow Shares will contain a legend substantially to the following effect:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS, (B) TRANSFERRED IN

HIF/0001/00024/23823897 v2

ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS, AND IN THE CASE OF (B) AND (C) (OTHER THAN A SALE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES THAT SUCH SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE) THE HOLDER HAS PROVIDED TO THE COMPANY AN OPINION FROM COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY AS TO SUCH MATTERS. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND ALL APPLICABLE STATE AND FOREIGN SECURITIES LAWS. THE ISSUER AND ITS TRANSFER AGENT ARE REQUIRED TO REFUSE TO TRANSFER ANY SHARES NOT MADE IN ACCORDANCE WITH THESE REQUIREMENTS.

9.
At the written request of a holder of the Escrow Shares, the Purchaser shall instruct its transfer agent to remove the legend set forth above from any certificate or “book entry” evidencing the Escrow Shares if (i) such Escrow Shares have been sold pursuant to the Plan of Distribution set forth in the Registration Statement, (ii) in connection with a sale, assignment or other transfer, such Warrantor provides the Purchaser with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to the Purchaser, that the sale, assignment or transfer of the Escrow Shares may be made without registration under the applicable requirements of the Securities Act and that as a result of such sale, assignment or transfer such legend may be removed or (iii) such holder provides the Purchaser with reasonable assurance that the Escrow Shares have been sold under Rule 144 (in the form of seller and, if applicable, broker representation letter(s)).

10.
Each Warrantor acknowledges and agrees with Purchaser that Purchaser and its transfer agent are required to refuse to register any transfer of the Escrow Shares not made in accordance with provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

11.
Each Warrantor represents and agrees that such Warrantor understands that no action has been taken or will be taken (except as contemplated by Section A of Part 17 of this Agreement with respect to the Registrable Shares) in any jurisdiction by the Purchaser that would permit a public offering of the Escrow Shares, or possession or distribution of any offering or publicity

HIF/0001/00024/23823897 v2

material related to the Escrow Shares in any country or jurisdiction where action for that purpose is required and such Warrantor has complied and will comply with all applicable laws and regulations in each jurisdiction in which such Warrantor acquires, offers, sells or delivers Escrow Shares or has in such Warrantor's possession or distributes any such offering or publicity material.
Section C

Independent Nature of Each Warrantor’s Obligations and Rights; Successors and Assigns.

1.
The obligations of each Warrantor under this Schedule – Part 17 are several and not joint with the obligations of each other Warrantor, and no Warrantor shall be responsible in any way for the performance of the obligations of any other Warrantor hereunder. Nothing contained herein or in this Agreement, and no action taken by any Warrantor pursuant hereto or thereto, shall be deemed to constitute the Warrantor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Warrantors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Schedule – Part 17.

2.
No party shall assign any of its rights or obligations under this Schedule – Part 17 without the prior written consent of the other parties, except that (i) the right to cause the Purchaser to register Registrable Shares hereunder may be assigned (but only with all related obligations) by a Warrantor to a transferee who acquires all of such party’s Registrable Shares from such Warrantor (other than a transfer pursuant to the Registration Statement or in accordance with Rule 144), as long as such the transferor provides written notice of the transfer to the Company and the transferee agrees in writing to be bound by the provisions of this Schedule – Part 17, and (ii) the Company may assign its rights and related obligations hereunder to a successor in ownership of all or substantially all of the business or assets of the Company by merger, consolidation or sale without the prior written consent of any Warrantor; as long as the Company provides written notice to the Warrantors of such assignment and the assignee of this Agreement agrees in writing to be bound by this Schedule – Part 17. Any assignment, delegation or transfer in violation of this section shall be void.

Section D
Representations and Warranties by the Purchaser

1.	Definitions in this Section D.
“Action” means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

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“Person” means any individual, partnership, corporation, association, trust, limited liability company or partnership, joint venture, unincorporated organization or other entity, and any Governmental Entity.
“Purchaser Disclosure Schedule” means the schedules delivered by Purchaser pursuant to this Agreement.
“Contract” means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.
“Governmental Entity” means any United States federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof).
“Knowledge” means, with respect to any natural Person, actual knowledge of a fact by such Person, and with respect to any corporation or other entity, actual knowledge of a fact by any officer or director of such corporation or entity.
“Law” means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.
“Order” means any decree, injunction, judgment, order, ruling, assessment or writ.
“Purchaser Common Stock” means the common stock, $0.02 par value, of Purchaser.
“Purchaser Material Adverse Effect” means an effect, event, development, change, occurrence or state of facts which prevents or materially impedes, interferes with, hinders or delays the consummation by Purchaser of any of the transactions contemplated hereby.
“Person” means any individual, partnership, corporation, association, trust, limited liability company or partnership, joint venture, unincorporated organization or other entity, and any Governmental Entity.

HIF/0001/00024/23823897 v2

“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means, as the case may be, any Person of which the specified Person shall own directly or indirectly at least a majority of the outstanding capital stock (or other equity interest) entitled to vote generally in the election of directors or in which the specified Person is a general partner or joint venturer.

2.
Except as disclosed, or as qualified by information set forth, in the Purchaser Disclosure Schedule, attached hereto, Purchaser represents and warrants to Warrantors as of the date hereof and as of the Closing Date (except to the extent that such representations and warranties expressly speak as of a specified earlier date) as follows:

Organization and Related Matters.
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, except where the failure to be so in good standing would not have a Purchaser Material Adverse Effect. Purchaser has all necessary corporate power and authority to carry on its business as now being conducted, except where the failure to have such power and authority would not have a Purchaser Material Adverse Effect. Purchaser has the necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.
Authorization.
The execution, delivery and performance of this Agreement and any related agreements by Purchaser have been duly and validly authorized by the Board of Directors of Purchaser and by all other necessary corporate action on the part of Purchaser. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.
No Conflicts; Consents and Approvals.
The execution, delivery and performance of this Agreement by Purchaser and the execution, delivery and performance of this Agreement or any related agreements required to be entered

HIF/0001/00024/23823897 v2

into hereby by Purchaser will not (1) conflict with or result in a violation pursuant to any provision of the charter documents or by-laws of Purchaser, (2) subject to obtaining or making the consents, approvals, notices, orders, authorizations, registrations, declarations and filings referred to in paragraph (b) below, contravene any Law currently in effect, or (3) conflict with or result in a breach of, or default under any Contract to which Purchaser is a party or to which Purchaser or any of its respective properties is subject or by which any thereof is bound, except with respect to clauses (2) and (3) above, for any such contraventions, conflicts, breaches, defaults or other occurrences that would not have a Purchaser Material Adverse Effect.
Other than the governmental approvals specified in the Agreement, no consent, approval, notice, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is necessary or required to be obtained or made in connection with the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such items that the failure to make or obtain, as the case may be, would not have a Purchaser Material Adverse Effect.
No Brokers or Finders.
No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Purchaser or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.
Legal Proceedings.
There is no Action pending before any Governmental Entity or, to the Knowledge of Purchaser, threatened against the Purchaser or any of its properties, or any of its officers, employees or directors in their capacity as such that (i) would have a Purchaser Material Adverse Effect, or (ii) questions the validity of this Agreement or the transactions contemplated by this Agreement or any actions taken or to be taken by Purchaser pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

HIF/0001/00024/23823897 v2

As of the date of this Agreement, the Purchaser is not subject to any outstanding Order that would have a Purchaser Material Adverse Effect.
Completion of Transaction.
Purchaser does not have Knowledge of any fact or circumstances that are specific to Purchaser that it reasonably believes would prevent Purchaser from fulfilling its material obligations under this Agreement and completing the transactions contemplated hereby.
SEC Reports.
Purchaser has filed all required forms, reports, schedules, statements and other documents with the SEC pursuant to the Exchange Act or the Securities Act (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included or incorporated by reference therein, are collectively referred to herein as the “Euronet SEC Reports”). Each of the Euronet SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, in each case as in effect on the dates such Euronet SEC Report was filed. None of the Euronet SEC Reports contained at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There has not been any Purchaser Material Adverse Effect since Purchaser's last periodic report.
Purchaser Financial Statements.
The audited consolidated financial statements and the unaudited quarterly financial statements of Purchaser included in the Euronet SEC Reports (the “Purchaser Financial Statements”) complied on the date of filing as to form in all material respects with the published rules and regulations of the SEC with respect thereto in effect on the date of filing, were prepared in accordance with GAAP, except as may be indicated in the notes thereto or, in the case of such unaudited statements, as permitted by Form 10-Q and Form 8-K of the SEC, and fairly presented (subject, in the case of the unaudited statements, to the absence of

HIF/0001/00024/23823897 v2

notes and normal year-end audit adjustments), in all material respects, the consolidated financial position of Purchaser as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.
Sarbanes-Oxley.
Except for such matters as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, Purchaser is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002.
Capital Structure.
(a)    As of February 26, 2014, the authorized stock of Purchaser consists of 90,000,000 shares of Purchaser Common Stock, of which 50,697,277 shares are issued and outstanding and 10,000,000 shares of Preferred Stock, none of which is issued and outstanding. As of December 31, 2013, the number of shares of Purchaser Common Stock on a weighted average diluted basis was 51,982,620.
(b)    The shares of Purchaser Common Stock to be issued pursuant to this Agreement, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities Laws.
No Undisclosed Liabilities.
Except as would not have a Purchaser Material Adverse Effect and except as specifically disclosed in the Euronet SEC Reports filed on or after December 31, 2011, Purchaser has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type whether accrued, absolute, contingent, matured, unmatured or otherwise required to be reflected in financial statements in accordance with GAAP, which individually or in the aggregate, (i) has not been reflected in the Purchaser Financial Statements, or (ii) has not arisen in the ordinary course of Purchaser's business since the date of the most recent Purchaser Financial Statement.
Compliance with Law.

HIF/0001/00024/23823897 v2

Except as specifically disclosed in the Euronet SEC Reports filed on or after December 31, 2011, each of Purchaser and its Subsidiaries is in compliance with all Laws applicable to the business of Purchaser, except for instances of noncompliance that have not had or would not have a Purchaser Material Adverse Effect.

List of Schedules and Similar Attachments Omitted from Share Purchase Agreement
The Schedule - Part 1 - Details of the Vendors, their Shareholdings and of the Consideration
The Schedule - Part 2 - Details of the Companies
The Schedule - Part 3 - Details of the Subsidiaries
The Schedule - Part 6 - Listed IP
The Schedule - Part 7 - Properties
The Schedule - Part 13 - The Warrantors

Upon request, the registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or similar attachment to the Share Purchase Agreement; provided, however, that the registrant may request confidential treatment of omitted items prior to any public disclosure.

HIF/0001/00024/23823897 v2

IN WITNESS WHEREOF this Agreement has been executed as a Deed and delivered on the day and year first above written.

EXECUTED as a deed by Ian Alan Douglas,
Judith Halewood and Jean Ellis (as Executors
and Trustees of the will of John Halewood)

/s/ Ian Alan Douglas
........................................................
Ian Alan Douglas
in the presence of:
/s/ David Maples
Witness        ...............................................
David Maples
Name        ...............................................
Brabners LLP
Address    ...............................................
Exchange Flags Liverpool 2.
...............................................

EXECUTED as a deed by Ian Alan Douglas,
Judith Halewood and Jean Ellis (as Executors
and Trustees of the will of John Halewood)
/s/ Judith Halewood
........................................................
Judith Halewood
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

2

EXECUTED as a deed by Ian Alan Douglas,
Judith Halewood and Jean Ellis (as Executors
and Trustees of the will of John Halewood)

/s/ Jean Ellis
........................................................
Jean Ellis
in the presence of:
/s/ David Maples
Witness        ...............................................
David Maples
Name        ...............................................
Brabners LLP
Address    ...............................................
Exchange Flags Liverpool 2.
...............................................

EXECUTED as a deed by B J Finnigan Trustee Limited
acting by a director

/s/ B J Finnigan
........................................................
Director
in the presence of:
/s/ Rory Devin
Witness        ...............................................
Rory Devin
Name        ...............................................
2/ 336 Rangatira Road
Address    ...............................................
Beach Haven, AKL
...............................................

EXECUTED as a deed by Brett Finnigan

/s/ Brett Finnigan
........................................................
in the presence of:
/s/ Rory Devin
Witness        ...............................................
Rory Devin

HIF/0001/00024/23823897 v2

3

Name        ...............................................
2/ 336 Rangatira Road
Address    ...............................................
Beach Haven, AKL
...............................................

EXECUTED as a deed by Laurence Butcher
/s/ Laurence Butcher
........................................................
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Lucy Butcher
/s/ Lucy Butcher
........................................................
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

4

EXECUTED as a deed by Shaun Taylor
/s/ Shaun Taylor
........................................................
in the presence of:

/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Matthew Knowles
/s/ Matthew Knowles
.......................................................
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Victoria Knowles
/s/ Victoria Knowles
.......................................................
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

5

EXECUTED as a deed by Steve Bown

/s/ Steve Bown
.......................................................
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by David Christie
     /s/ David Christie
...............................................

in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Alec Stewart under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square

HIF/0001/00024/23823897 v2

6

London EC2M4YH
...............................................

EXECUTED as a deed by Sarah Blandford under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Mark Bodgea under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

7

EXECUTED as a deed by Jason Gaywood under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Nick Hill under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

8

EXECUTED as a deed by Warren Hobby under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Paula Howard under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)

in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

9

EXECUTED as a deed by Francesca Maritan under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by David Phillips under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

10

EXECUTED as a deed by Kris Read under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Peter Samuel under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

11

EXECUTED as a deed by Alistair Scott under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Richard Slade under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

12

EXECUTED as a deed by David Zacharias under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Nathan Cheeseman under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Leisa Clifton under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................

HIF/0001/00024/23823897 v2

13

Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Jonathan Ewens under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

14

EXECUTED as a deed by David Hedges under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

EXECUTED as a deed by Spencer Wilcox under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

15

EXECUTED as a deed by Christopher Towner under
power of attorney
/s/ Steve Bown
...............................................
Attorney

Steve Bown
...............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2

16

EXECUTED as a deed by Euronet Worldwide, Inc.
acting by a duly authorised representative

/s/ Michael J. Brown    ............................................
Authorised Representative

Michael Brown
..............................................
Full name (print)
in the presence of:
/s/ Alistair Francis
Witness        ...............................................
Alistair Francis
Name        ...............................................
Squire Sanders (UK) LLP
Address    ...............................................
7 Devonshire Square
London EC2M4YH
...............................................

HIF/0001/00024/23823897 v2